Exhibit (17)(c)

ANNUAL REPORT / DECEMBER 31, 2008

Legg Mason Partners

Capital and Income Fund

Managed by	CLEARBRIDGE ADVISORS

WESTERN ASSET

INVESTMENT PRODUCTS: NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Fund objective

The Fund seeks total return (that is, a combination of income and long-term capital appreciation).

What’s inside

Legg Mason Partners Fund Advisor, LLC (“LMPFA”) is the Fund’s investment manager. ClearBridge Advisors, LLC (“ClearBridge”), Western Asset Management Company (“Western Asset”) and Western Asset Management Company Limited (“Western Asset Limited”) are the Fund’s subadvisers. LMPFA, ClearBridge, Western Asset and Western Asset Limited are wholly-owned subsidiaries of Legg Mason, Inc.

Letter from the chairman

R. Jay Gerken, CFA

Chairman, President and Chief Executive Officer

Dear Shareholder,

The U.S. economy weakened significantly during the 12-month reporting period ended December 31, 2008. Looking back, U.S. gross domestic product (“GDP”)i contracted 0.2% in the fourth quarter of 2007. This was due to continued weakness in the housing market, an ongoing credit crunch and soaring oil and food prices. The economy then expanded 0.9% and 2.8% during the first and second quarters of 2008, respectively. Contributing to this rebound were rising exports that were buoyed by a weakening U.S. dollar. In addition, consumer spending accelerated, aided by the government’s tax rebate program. However, the dollar’s rally and the end of the rebate program, combined with other strains on the economy, caused GDP to take a step backward during the second half of 2008. According to the U.S. Department of Commerce, third quarter 2008 GDP declined 0.5% and its advance estimate for fourth quarter GDP decline was 3.8%, the latter being the worst quarterly reading since 1982.

While there were increasing signs that the U.S. was headed for a recession, the speculation ended in December 2008. At that time, the National Bureau of Economic Research (“NBER”) — which has the final say on when one begins and ends — announced that a recession had begun in December 2007. The NBER determined that a recession had already started using its definition, which is based on “a significant decline in economic activity spread across the economy, lasting more than a few months, normally visible in production, employment, real income and other indicators.”

Regardless of how one defines a recession, it felt like we were in the midst of an economic contraction for much of 2008. Consumer spending, which represents approximately two-thirds of GDP, has been disappointing. According to the International Council of Shopping Centers, retail sales rose a tepid 1% in 2008, the weakest level in at least 38 years. In terms of the job market, the U.S. Department of Labor reported that payroll employment declined in each of the 12 months of 2008. During 2008 as a whole, 2.6 million jobs were lost, the largest annual decline since World War II ended in 1945. In addition, at the end of 2008, the unemployment rate had risen to 7.2%, its highest level since January 1993.

Legg Mason Partners Capital and Income Fund	I

Letter from the chairman continued

Ongoing issues related to the housing and subprime mortgage markets and seizing credit markets prompted the Federal Reserve Board (“Fed”)ii to take aggressive and, in some cases, unprecedented actions. When 2008 began, the federal funds rateiii was 4.25%. This was quickly brought down to 3.00% by the end of January 2008, on the back of two Fed rate cuts. The Fed continued to lower the federal funds rate to 2.00% by the end of April 2008, but then left rates on hold for several months. This was due to growing inflationary pressures as a result of soaring oil and commodity prices, coupled with the sagging U.S. dollar. However, as inflation receded along with oil prices and the global financial crisis escalated, the Fed cut rates twice in October to 1.00%. Then, in mid-December 2008, it reduced the federal funds rate to a range of zero to 0.25%, an historic low. In conjunction with its December meeting, the Fed stated that it “will employ all available tools to promote the resumption of sustainable economic growth and to preserve price stability. In particular, the Committee anticipates that weak economic conditions are likely to warrant exceptionally low levels of the federal funds rate for some time.”

In addition to the interest rate cuts, the Fed took several actions to improve liquidity in the credit markets. In March 2008, it established a new lending program allowing certain brokerage firms, known as primary dealers, to also borrow from its discount window. Also in March, the Fed played a major role in facilitating the purchase of Bear Stearns by JPMorgan Chase. In mid-September 2008, it announced an $85 billion rescue plan for ailing AIG and pumped $70 billion into the financial system as Lehman Brothers’ bankruptcy and mounting troubles at other financial firms roiled the markets.

The U.S. Department of the Treasury has also taken an active role in attempting to stabilize the financial system, as it orchestrated the government’s takeover of mortgage giants Fannie Mae and Freddie Mac in September 2008. In addition, on October 3, 2008, the Treasury’s $700 billion Troubled Asset Relief Program (“TARP”) was approved by Congress and signed into law by President Bush. As part of TARP, the Treasury had planned to purchase bad loans and other troubled financial assets. However, in November 2008, Treasury Secretary Paulson said, “Our assessment at this time is that this is not the most effective way to use TARP funds, but we will continue to examine whether targeted forms of asset purchase can play a useful role, relative to other potential uses of TARP resources, in helping to strengthen our financial system and support lending.”

The U.S. stock market was extremely volatile and generated very poor results during the 12 months ended December 31, 2008. Stock prices declined during each of the first three months of the reporting period. This was due, in part, to the credit crunch, weakening corporate profits, rising inflation and fears of an impending recession. The market then reversed course and posted positive returns in April and May 2008. The market’s

II	Legg Mason Partners Capital and Income Fund

gains were largely attributed to hopes that the U.S. would skirt a recession and that corporate profits would rebound as the year progressed. However, given the escalating credit crisis and the mounting turmoil in the financial markets, stock prices moved lower during five of the last seven months of the reporting period, including S&P 500 Indexiv (the “Index”) returns of -8.91%, -16.79% and -7.18% in September, October and November 2008, respectively. While the Index rallied approximately 20% from its low on November 20, 2008 through the end of the year, it was too little, too late. All told, the Index returned -37.00% in 2008, its third worst year ever and the biggest calendar year loss since 1937.

Turning to the fixed-income markets, both short- and long-term Treasury yields experienced periods of extreme volatility during the 12-month reporting period ended December 31, 2008. Investors were initially focused on the subprime segment of the mortgage-backed market. These concerns broadened, however, to include a wide range of financial institutions and markets. As a result, other fixed-income instruments also experienced increased price volatility. This unrest triggered several “flights to quality,” causing Treasury yields to move lower (and their prices higher), while riskier segments of the market saw their yields move higher (and their prices lower). This was particularly true toward the end of the reporting period, as the turmoil in the financial markets and sharply falling stock prices caused investors to flee securities that were perceived to be risky, even high-quality corporate bonds and high-grade municipal bonds. On several occasions, the yield available from short-term Treasuries fell to nearly zero, as investors were essentially willing to forgo any return potential in order to access the relative safety of government-backed securities. During the 12 months ended December 31, 2008, two-year Treasury yields fell from 3.05% to 0.76%. Over the same time frame, 10-year Treasury yields moved from 4.04% to 2.25%. Looking at the 12-month period as a whole, the overall bond market, as measured by the Barclays Capital U.S. Aggregate Indexv, returned 5.24%.

A special note regarding increased market volatility

In recent months, we have experienced a series of events that have impacted the financial markets and created concerns among both novice and seasoned investors alike. In particular, we have witnessed the failure and consolidation of several storied financial institutions, periods of heightened market volatility, and aggressive actions by the U.S. federal government to steady the financial markets and restore investor confidence. While we hope that the worst is over in terms of the issues surrounding the credit and housing crises, it is likely that the fallout will continue to impact the financial markets and the U.S. economy well into 2009.

Like all asset management firms, Legg Mason has not been immune to these difficult and, in some ways, unprecedented times. However, today’s

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Letter from the chairman continued

challenges have only strengthened our resolve to do everything we can to help you reach your financial goals. Now, as always, we remain committed to providing you with excellent service and a full spectrum of investment choices. And rest assured, we will continue to work hard to ensure that our investment managers make every effort to deliver strong long-term results.

We also remain committed to supplementing the support you receive from your financial advisor. One way we accomplish this is through our enhanced website, www.leggmason.com/individualinvestors. Here you can gain immediate access to many special features to help guide you through difficult times, including:

•	Fund prices and performance,

•	Market insights and commentaries from our portfolio managers, and

•	A host of educational resources.

During periods of market unrest, it is especially important to work closely with your financial advisor and remember that reaching one’s investment goals unfolds over time and through multiple market cycles. Time and again, history has shown that, over the long run, the markets have eventually recovered and grown.

Information about your fund

As you may be aware, several issues in the mutual fund industry have come under the scrutiny of federal and state regulators. Affiliates of the Fund’s manager have, in recent years, received requests for information from various government regulators regarding market timing, late trading, fees, and other mutual fund issues in connection with various investigations. The regulators appear to be examining, among other things, the Fund’s response to market timing and shareholder exchange activity, including compliance with prospectus disclosure related to these subjects. The Fund is not in a position to predict the outcome of these requests and investigations.

Please read on for a more detailed look at prevailing economic and market conditions during the Fund’s reporting period and to learn how those conditions have affected Fund performance.

Important information with regard to recent regulatory developments that may affect the Fund is contained in the Notes to Financial Statements included in this report.

IV	Legg Mason Partners Capital and Income Fund

As always, thank you for your confidence in our stewardship of your assets. We look forward to helping you meet your financial goals.

Sincerely,

R. Jay Gerken, CFA

Chairman, President and Chief Executive Officer

January 30, 2009

All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

[i]	Gross domestic product (“GDP”) is the market value of all final goods and services produced within a country in a given period of time.

ii

The Federal Reserve Board (“Fed”) is responsible for the formulation of policies designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iii

The federal funds rate is the rate charged by one depository institution on an overnight sale of immediately available funds (balances at the Federal Reserve) to another depository institution; the rate may vary from depository institution to depository institution and from day to day.

iv	The S&P 500 Index is an unmanaged index of 500 stocks and is generally representative of the performance of larger companies in the U.S.

[v]

The Barclays Capital (formerly Lehman Brothers) U.S. Aggregate Index is a broad-based bond index comprised of government, corporate, mortgage- and asset-backed issues, rated investment grade or higher, and having at least one year to maturity.

Legg Mason Partners Capital and Income Fund	V

Fund overview

Q. What is the Fund’s investment strategy?

A. The Fund seeks total return (a combination of income and long-term capital appreciation) by investing in both equities and fixed-income securities of both U.S. and foreign issuers. The Fund seeks to generate income and appreciation by allocating Fund assets to income and non-income producing equity and equity-related securities, including common stocks, real estate investment trusts (“REITs”)i and convertible securities. To generate income and enhance exposure to the equity markets, the Fund may purchase investment grade and high-yield fixed-income securities or unrated securities of equivalent quality along with options on securities indexes. Fixed-income securities may be of any maturity.

By investing in a combination of equity and fixed-income securities, the Fund seeks to produce a pattern of total return that moves with the S&P 500 Indexii (the “Index”), while generating high income. In addition, the Fund may use options, futures and options on futures to increase exposure to part or all of the market or to hedge against adverse changes in the market value of the Fund’s securities.

Mr. Gendelman, the Fund’s lead portfolio manager at ClearBridge Advisors, LLC, one of the Fund’s subadvisers, oversees the Fund’s allocation between equity and fixed-income securities, as well as the Fund’s equity investments in general. He manages the equity side of the Fund with a “bottom-up” approach focused on the risk and reward of each investment opportunity. A portfolio management team at Western Asset Management Company, one of the Fund’s subadvisers, manages the fixed-income portion of the Fund. Their focus is on portfolio structure, including allocation, durationiii weighting and term-structure decisions.

Q. What were the overall market conditions during the Fund’s reporting period?

A. During the fiscal year, the stock market experienced periods of heightened volatility. The overall stock market, as measured by the Index, fell 37% in 2008, its worst calendar year performance since 1937. Stock prices stumbled out of the gate in 2008, due to concerns over the economy and the outlook for corporate profits. By the end of the first quarter of 2008, the Index had fallen 9.44%. After rallying in April and May, stock prices again weakened and continued to fall during much of the last seven months of the year. Frozen credit markets, the ongoing bursting of the housing bubble, upheaval in the financial markets and expectations for a deep and prolonged recession were some of the factors driving stock prices sharply lower.

Economic numbers deteriorated significantly in the fourth quarter of the year. The unemployment rate rose to 7.2% and threatened to move far higher. During the Christmas season, retail sales fell 2.6%, the worst since 1970. Auto sales collapsed to a 10.5 million seasonally adjusted annual rate,

Legg Mason Partners Capital and Income Fund 2008 Annual Report	1

Fund overview continued

the lowest level since the early 1980s. Chrysler and GM are teetering on the edge of bankruptcy. Housing starts and permits hit new lows. Home prices fell sharply and have not yet stabilized, while inventories remain elevated.

The stock market in September and in the fourth quarter reeled from blow after blow to the U.S. financial system. On Monday, September 14, 2008, the Department of the U.S. Treasury and the Federal Reserve Board (“Fed”)iv decided to allow Lehman Brothers to declare bankruptcy, without interfering to protect creditors as they had with Bear Stearns in March. Their lack of action led to panic in the U.S. credit markets. The U.S. Congress compounded what we believe was the Treasury’s mistake by fumbling its first attempt to pass a $700 billion bailout package.

Only in November, when the Fed announced a plan to purchase mortgage-backed securities, did the markets start to settle. Since early November, numerous signs of credit improvement appeared. Mortgage rates fell below 5%, London Interbank Offered Rate (“LIBOR”)v fell back to pre-crisis levels and high-quality bond spreads fell enough that several large companies issued debt in late December. The stock market responded to the signs of credit easing by rallying more than 20% between the bottom on November 20th and the end of the year.

In terms of the bond market, changing perceptions regarding the economy, inflation and future Fed monetary policy caused bond prices to fluctuate. Two- and 10-year Treasury yields began the reporting period at 3.05% and 4.04%, respectively. Treasury yields moved lower — and their prices moved higher — during the first quarter of 2008, as concerns regarding the subprime mortgage market and a severe credit crunch caused a “flight to quality.” During this period, investors were drawn to the relative safety of Treasuries, while increased risk aversion caused other segments of the bond market to falter. Treasury yields then moved higher in April, May and early June 2008, as the economy performed better than expected and inflation moved higher. Over this period, riskier fixed-income asset classes, such as high-yield bonds and emerging market debt, rallied. However, the credit crunch resumed in mid-June, resulting in another flight to quality. Investors’ risk aversion then intensified from September through November given the severe disruptions in the global financial markets. During this time, virtually every asset class, with the exception of short-term Treasuries, performed poorly. At the end of the fiscal year, two- and 10-year Treasury yields were 0.76% and 2.25%, respectively. Aided by the strong performance in the Treasury market, the overall U.S. bond market, as measured by the Barclays Capital U.S. Aggregate Indexvi, gained 5.24% during the 12 months ended December 31, 2008.

Q. How did we respond to these changing market conditions?

A. We entered the fiscal year concerned about the health of the overall financial system and positioned the equity side of the portfolio with what we

2	Legg Mason Partners Capital and Income Fund 2008 Annual Report

felt was an appropriately defensive posture. During the fiscal year, we made two strategic changes to the portfolio. First, we increased its allocation to fixed-income from a low 20% to a high 20% range. Second, within the fixed-income portion of the portfolio, we increased exposure to high-yield fixed-income securities as credit spreads expanded and, therefore, made high-yield securities a more attractive investment in our view.

Performance review

For the 12 months ended December 31, 2008, Class A shares of Legg Mason Partners Capital and Income Fund, excluding sales charges, returned -35.59%. The Fund’s unmanaged benchmarks, the S&P 500 Index and the Barclays Capital U.S. Aggregate Index, returned -37.00% and 5.24%, respectively, for the same period. The Lipper Mixed-Asset Target Allocation Growth Funds Category Average1 returned -29.85% over the same time frame.

PERFORMANCE SNAPSHOT as of December 31, 2008 (excluding sales charges) (unaudited)
	6 MONTHS	12 MONTHS
Capital and Income Fund — Class A Shares	-31.26%	-35.59%
S&P 500 Index	-28.48%	-37.00%
Barclays Capital U.S. Aggregate Index	4.07%	5.24%
Lipper Mixed-Asset Target Allocation Growth Funds Category Average[1]	-24.04%	-29.85%

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Principal value and investment returns will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost. To obtain performance data current to the most recent month-end, please visit our website at www.leggmason.com/individualinvestors.
Excluding sales charges, Class B shares returned -31.46%, Class C shares returned -31.52%, Class R shares returned -31.26% and Class I shares returned -31.12% over the six months ended December 31, 2008. Excluding sales charges, Class B shares returned -35.96%, Class C shares returned -36.09% and Class I shares returned -35.37% over the 12 months ended December 31, 2008. All share class returns assume the reinvestment of all distributions, including returns of capital, if any, at net asset value and the deduction of all Fund expenses. Returns have not been adjusted to include sales charges that may apply when shares are purchased or the deduction of taxes that a shareholder would pay on Fund distributions.
Performance figures reflect expense reimbursements and/or fee waivers, without which the performance would have been lower.
Performance information for the 12-month period is not provided for Class R shares as this share class commenced operations on April 30, 2008.
TOTAL ANNUAL OPERATING EXPENSES (unaudited)
As of the Fund’s most current prospectus dated April 28, 2008, the gross total operating expense ratios for Class A, Class B, Class C, Class R and Class I shares were 1.07%, 1.64%, 1.82%, 1.42% and 0.77%, respectively.

[1]

Lipper, Inc., a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments. Returns are based on the period ended December 31, 2008, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 702 funds for the six-month period and among the 689 funds for the 12-month period in the Fund’s Lipper category, and excluding sales charges.

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Fund overview continued

Q. What were the leading contributors to performance?

A. For the equity portion of the portfolio, overall sector allocation contributed to performance relative to the Index. In particular, an overweight to the Energy sector and underweights to the Financials, Information Technology (“IT”) and Health Care sectors, as well as our use of derivatives, helped relative performance. Stock selection in the Materials and IT sectors also contributed to relative performance for the year. In terms of individual holdings, leading contributors to performance for the year included positions in Newmont Mining Corp. and Barrick Gold Corp., both in the Materials sector, Fidelity National Financial Inc. in the Financials sector, QUALCOMM Inc. in the IT sector and Schlumberger Ltd. in the Energy sector, as well as several derivatives and exchange-traded-fund positions.

In the fixed-income portion of the portfolio, our tactically-driven duration and yield curvevii positioning were contributors to performance as interest rates fell during the 12-month reporting period.

Q. What were the leading detractors from performance?

A. For the equity portion of the portfolio, overall stock selection detracted from relative performance for the period, specifically in the Energy, Consumer Discretionary, Financials, Utilities, Industrials and Health Care sectors. The Fund’s overweights to the Industrials and Consumer Discretionary sectors and underweights to the Consumer Staples, Materials and Telecommunication Services (“Telecom”) sectors also hurt relative performance for the year. In terms of individual Fund holdings, leading detractors from performance for the year included positions in Crosstex Energy Inc. and El Paso Corp., both in the Energy sector, General Electric Co. in the Industrials sector, American International Group Inc., Och-Ziff Capital Management Group and Invesco Ltd., all in the Financials sector, Lamar Advertising Co. (Class A Shares) and Liberty Media Corp. Series A Liberty Entertainment, both in the Consumer Discretionary sector.

In the fixed-income portion on the portfolio, our high-yield positions significantly underperformed over the past year. In particular, our high-yield Industrials issues and bank loans, especially those of lower-rated quality, were hit hard by the credit crisis and declining commodity prices. Our investment grade Financials suffered from a series of bankruptcies, government conservatorships and mergers. Non-agency mortgage-backed securities reached new lows amid all the market turmoil and the ongoing fallout from the housing slowdown.

Q. Were there any significant changes to the Fund during the reporting period?

A. On the equity side of the Fund’s portfolio, at the start of the period we held overweight positions in the Financials, Energy and Consumer

4	Legg Mason Partners Capital and Income Fund 2008 Annual Report

Discretionary sectors, with no holdings in the Materials sector. The balance of the equity portfolio was focused in, what we believed to be, high-quality companies with relatively defensive fundamental business characteristics. Over the course of the year, we reduced our overweight positions in Financials, Energy and Consumer Discretionary to underweights, while increasing our allocations to the Materials, Industrials, Consumer Staples and Health Care sectors.

During the fiscal year, we established a number of new positions, including those in Total SA (ADR) and El Paso Corp., both in the Energy sector, Consumer Staples sector holdings Kimberly-Clark Corp., Kraft Foods Inc. (Class A Shares) and Procter & Gamble Co., Health Care sector holdings HLTH Corp. (which we consider to be an IT holding), Wyeth and Novartis AG (ADR), as well as L-3 Communications Holdings Inc. in the Industrials sector. We also closed a number of existing positions, including Altria Group, Inc. in the Consumer Staples sector, Bank of America Corp., American International Group Inc., American Express Co. and UBS AG, all in the Financials sector, Dover Corp. in the Industrials sector, Liberty Media Corp. in the Consumer Discretionary sector, as well as SBA Communications Corp. and Crown Castle International Corp., both in the Telecom sector.

As of the close of the fiscal year, we maintained a preference for the existing holdings in the Energy sector and other, what we believed to be, high-quality companies, even though they may have not performed significantly better than the overall market in the recent difficult economic environment.

In terms of the fixed-income portion of the portfolio, in addition to the previously discussed changes, we gradually reduced our positions in agency mortgage-backed securities and added to the investment grade credit sector.

Thank you for your investment in Legg Mason Partners Capital and Income Fund. As always, we appreciate that you have chosen us to manage your assets and we remain focused on achieving the Fund’s investment goals.

Sincerely,

Robert Gendelman Lead Portfolio Manager ClearBridge Advisors, LLC (Fund Allocation and Equity Portion)	Western Asset Management Company
(Fixed-Income Portion)

January 20, 2009

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Fund overview continued

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

Portfolio holdings and breakdowns are as of December 31, 2008 and are subject to change and may not be representative of the portfolio managers’ current or future investments. The Fund’s top 10 holdings (as a percentage of net assets) as of this date were: Covanta Holding Corp. (3.4%), Total SA, ADR (2.7%), General Electric Co. (2.4%), Assa Abloy AB (2.3%), Time Warner Inc. (2.3%), United Technologies Corp. (2.1%), Kimberly-Clark Corp. (2.1%), EI Paso Corp. (1.9%), Kraft Foods Inc., Class A Shares (1.8%) and HLTH Corp. (1.7%). Please refer to pages 12 through 42 for a list and percentage breakdown of the Fund’s holdings.

The mention of sector breakdowns is for informational purposes only and should not be construed as a recommendation to purchase or sell any securities. The information provided regarding such sectors is not a sufficient basis upon which to make an investment decision. Investors seeking financial advice regarding the appropriateness of investing in any securities or investment strategies discussed should consult their financial professional. The Fund’s top five sector holdings (as a percentage of net assets) as of December 31, 2008 were: Industrials (16.2%), Energy (11.2%), Financials (11.2%), Health Care (10.1%) and Materials (7.9%). The Fund’s portfolio composition is subject to change at any time.

RISKS: Stock and bond prices are subject to fluctuation. As interest rates rise, bond prices fall, reducing the value of the Fund’s share price. High-yield securities are rated below investment grade and involve greater credit and liquidity risk than higher-rated securities. The Fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on Fund performance. The Fund is subject to certain risks of overseas investing not associated with domestic investing, including currency fluctuations and changes in political and economic conditions. Please see the Fund’s prospectus for more information on these and other risks.

All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

[i]	Real estate investment trusts (“REITs”) invest in real estate or loans secured by real estate and issue shares in such investments, which can be illiquid.

ii	The S&P 500 Index is an unmanaged index of 500 stocks and is generally representative of the performance of larger companies in the U.S.

iii

Duration is the measure of the price sensitivity of a fixed-income security to an interest rate change of 100 basis points. Calculation is based on the weighted average of the present values for all cash flows.

iv

The Federal Reserve Board (“Fed”) is responsible for the formulation of policies designed to promote economic growth, full employment, stable prices and a sustainable pattern of international trade and payments.

[v]

The London Interbank Offered Rate (“LIBOR”) is the interest rate offered by a specific group of London banks for U.S. dollar deposits of a stated maturity. LIBOR is used as a base index for setting rates of some adjustable rate financial instruments, including Adjustable Rate Mortgages (“ARMs”).

vi

The Barclays Capital (formerly Lehman Brothers) U.S. Aggregate Index is a broad-based bond index comprised of government, corporate, mortgage- and asset-backed issues, rated investment grade or higher, and having at least one year to maturity.

vii	The yield curve is the graphical depiction of the relationship between the yield on bonds of the same credit quality but different maturities.

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Fund at a glance (unaudited)

INVESTMENT BREAKDOWN (%) As a percent of total investments — December 31, 2008

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Fund expenses (unaudited)

Example

As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs, including front-end and back-end sales charges (loads) on purchase payments, and (2) ongoing costs, including management fees; distribution and/or service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

This example is based on an investment of $1,000 invested on July 1, 2008 and held for the six months ended December 31, 2008.

Actual expenses

The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period”.

BASED ON ACTUAL TOTAL RETURN[1]
	ACTUAL TOTAL RETURN WITHOUT SALES CHARGES[2]	BEGINNING ACCOUNT VALUE	ENDING ACCOUNT VALUE	ANNUALIZED EXPENSE RATIO[3]	EXPENSES PAID DURING THE PERIOD[4]
Class A	(31.26)%	$1,000.00	$687.40	1.13%	$4.79
Class B	(31.46)	1,000.00	685.40	1.71	7.24
Class C	(31.52)	1,000.00	684.80	1.94	8.22
Class R	(31.26)	1,000.00	687.40	1.31	5.56
Class I	(31.12)	1,000.00	688.80	0.78	3.31

[1]	For the six months ended December 31, 2008.

[2]

Assumes the reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charge with respect to Class A shares or the applicable contingent deferred sales charges (“CDSC”) with respect to Class B and Class C shares. Total return is not annualized, as it may not be representative of the total return for the year. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[3]	The expense ratios include dividend expense related to securities sold short and not subject to a contractual expense limitation.

[4]

Expenses (net of fee waivers and/or expense reimbursements) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 366.

8	Legg Mason Partners Capital and Income Fund 2008 Annual Report

Hypothetical example for comparison purposes

The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as front-end or back-end sales charges (loads). Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

BASED ON HYPOTHETICAL TOTAL RETURN[1]
	HYPOTHETICAL ANNUALIZED TOTAL RETURN	BEGINNING ACCOUNT VALUE	ENDING ACCOUNT VALUE	ANNUALIZED EXPENSE RATIO[2]	EXPENSES PAID DURING THE PERIOD[3]
Class A	5.00%	$1,000.00	$1,019.46	1.13%	$5.74
Class B	5.00	1,000.00	1,016.54	1.71	8.67
Class C	5.00	1,000.00	1,015.38	1.94	9.83
Class R	5.00	1,000.00	1,018.55	1.31	6.65
Class I	5.00	1,000.00	1,021.22	0.78	3.96

[1]	For the six months ended December 31, 2008.

[2]	The expense ratios include dividend expense related to securities sold short and not subject to a contractual expense limitation.

[3]

Expenses (net of fee waivers and/or expense reimbursements) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 366.

Legg Mason Partners Capital and Income Fund 2008 Annual Report	9

Fund performance (unaudited)

AVERAGE ANNUAL TOTAL RETURNS[1]
	WITHOUT SALES CHARGES[2]
	CLASS A	CLASS B	CLASS C	CLASS R		CLASS I
Twelve Months Ended 12/31/08	(35.59)%	(35.96)%	(36.09)%	N/A		(35.37)%
Five Years Ended 12/31/08	(2.02)	(2.56)	(2.77)	N/A		(1.65)
Ten Years Ended 12/31/08	1.43	0.90	0.66	N/A		1.80
Inception* through 12/31/08	6.37	7.97	0.66	(32.82	)%†	5.00

	WITH SALES CHARGES[3]
	CLASS A	CLASS B	CLASS C	CLASS R		CLASS I
Twelve Months Ended 12/31/08	(39.30)%	(39.03)%	(36.70)%	N/A		(35.37)%
Five Years Ended 12/31/08	(3.18)	(2.70)	(2.77)	N/A		(1.65)
Ten Years Ended 12/31/08	0.84	0.90	0.66	N/A		1.80
Inception* through 12/31/08	5.98	7.97	0.66	(32.82	)%†	5.00

CUMULATIVE TOTAL RETURNS[1]

WITHOUT SALES CHARGES[2]
Class A (12/31/98 through 12/31/08)	15.30%
Class B (12/31/98 through 12/31/08)	9.38
Class C (12/31/98 through 12/31/08)	6.81
Class R (Inception date of 4/30/08 through 12/31/08)	(32.82)
Class I (12/31/98 through 12/31/08)	19.49

[1]

All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.

[2]

Assumes the reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charge with respect to Class A shares or the applicable CDSC with respect to Class B and Class C shares.

[3]

Assumes the reinvestment of all distributions, including returns of capital, if any, at net asset value. In addition, Class A shares reflect the deduction of the maximum initial sales charge of 5.75%; Class B shares reflect the deduction of a 5.00% CDSC, which applies if shares are redeemed within one year from purchase payment and declines thereafter by 1.00% per year until no CDSC is incurred; Class C shares also reflect the deduction of a 1.00% CDSC, which applies if shares are redeemed within one year from purchase payment.

*	Inception dates for Class A, Class B, Class C, Class R and Class I shares are November 6, 1992, September 16, 1985, June 15, 1998, April 30, 2008 and February 7, 1996, respectively.

†	Not annualized.

10	Legg Mason Partners Capital and Income Fund 2008 Annual Report

Historical performance (unaudited)

VALUE OF $10,000 INVESTED IN CLASS B SHARES OF LEGG MASON PARTNERS CAPITAL AND INCOME FUND VS. S&P 500 INDEX AND BARCLAYS CAPITAL U.S. AGGREGATE INDEX† — December 1998 - December 2008

†

Hypothetical illustration of $10,000 invested in Class B shares of Legg Mason Partners Capital and Income Fund on December 31, 1998, assuming the reinvestment of all distributions, including returns of capital, if any, at net asset value through December 31, 2008. The S&P 500 Index is an unmanaged index of 500 stocks and is generally representative of the performance of larger companies in the U.S. The Barclays Capital (formerly Lehman Brothers) U.S. Aggregate Index is a broad-based bond index comprised of government, corporate, mortgage- and asset-backed issues, rated investment grade or higher, and having at least one year to maturity. The Indexes are unmanaged and are not subject to the same management and trading expenses as a mutual fund. Please note that an investor cannot invest directly in an index. The performance of the Fund’s other classes may be greater or less than the Class B shares’ performance indicated on this chart, depending on whether higher or lower sales charges and fees were incurred by shareholders investing in the other classes.

All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment, which will fluctuate so that an investor’s share, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.

Legg Mason Partners Capital and Income Fund 2008 Annual Report	11

Schedule of investments

December 31, 2008

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
SHARES	SECURITY	VALUE

COMMON STOCKS — 60.3%
CONSUMER DISCRETIONARY — 4.0%
	Household Durables — 0.0%
2,330,496	Home Interiors & Gifts Inc.(a)(b)*	$2
	Media — 4.0%
857,110	Lamar Advertising Co., Class A Shares*	10,765,302
404,600	Thomson Reuters PLC(a)	8,948,708
3,956,720	Time Warner Inc.	39,804,603
3,142,800	Warner Music Group Corp.	9,491,256
	Total Media	69,009,869
	TOTAL CONSUMER DISCRETIONARY	69,009,871
CONSUMER STAPLES — 5.6%
	Food & Staples Retailing — 0.0%
28,868	FHC Delaware Inc.(a)(b)*	0
	Food Products — 1.8%
1,948	Aurora Foods Inc.(a)(b)*	0
1,163,700	Kraft Foods Inc., Class A Shares	31,245,345
	Total Food Products	31,245,345
	Household Products — 3.8%
671,970	Kimberly-Clark Corp.	35,439,698
479,530	Procter & Gamble Co.	29,644,544
	Total Household Products	65,084,242
	TOTAL CONSUMER STAPLES	96,329,587
ENERGY — 8.0%
	Energy Equipment & Services — 1.9%
836,605	Halliburton Co.	15,209,479
711,160	National-Oilwell Varco Inc.*	17,380,750
	Total Energy Equipment & Services	32,590,229
	Oil, Gas & Consumable Fuels — 6.1%
2,259,616	Crosstex Energy Inc.	8,812,503
271,310	Devon Energy Corp.	17,827,780
4,218,600	El Paso Corp.	33,031,638
829,320	Total SA, ADR	45,861,396
	Total Oil, Gas & Consumable Fuels	105,533,317
	TOTAL ENERGY	138,123,546
EXCHANGE TRADED FUND — 0.4%
106,000	UltraShort S&P500 ProShares	7,517,096
FINANCIALS — 5.9%
	Capital Markets — 3.2%
1,575,300	Charles Schwab Corp.	25,472,601

See Notes to Financial Statements.

12	Legg Mason Partners Capital and Income Fund 2008 Annual Report

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
SHARES	SECURITY	VALUE

	Capital Markets — 3.2% continued
1,602,460	Invesco Ltd.	$23,139,523
1,207,429	Och-Ziff Capital Management Group	6,218,259
	Total Capital Markets	54,830,383
	Commercial Banks — 1.4%
851,700	Wells Fargo & Co.	25,108,116
	Diversified Financial Services — 1.3%
703,900	JPMorgan Chase & Co.	22,193,967
	TOTAL FINANCIALS	102,132,466
HEALTH CARE — 8.6%
	Health Care Equipment & Supplies — 2.0%
150,850	Alcon Inc.	13,454,312
649,070	Medtronic Inc.	20,393,779
	Total Health Care Equipment & Supplies	33,848,091
	Health Care Technology — 1.8%
2,879,869	HLTH Corp.*	30,123,430
	Pharmaceuticals — 4.8%
443,900	Johnson & Johnson	26,558,537
549,350	Novartis AG, ADR	27,335,656
785,000	Wyeth	29,445,350
	Total Pharmaceuticals	83,339,543
	TOTAL HEALTH CARE	147,311,064
INDUSTRIALS — 14.2%
	Aerospace & Defense — 2.4%
378,050	L-3 Communications Holdings Inc.	27,892,529
419,778	TransDigm Group Inc.*	14,091,948
	Total Aerospace & Defense	41,984,477
	Building Products — 2.4%
3,564,150	Assa Abloy AB(a)	40,440,521
	Commercial Services & Supplies — 3.5%
2,707,741	Covanta Holding Corp.*	59,461,992
	Industrial Conglomerates — 5.2%
2,522,590	General Electric Co.	40,865,958
1,270,100	McDermott International Inc.*	12,548,588
690,380	United Technologies Corp.	37,004,368
	Total Industrial Conglomerates	90,418,914
	Road & Rail — 0.7%
360,420	CSX Corp.	11,702,838
	TOTAL INDUSTRIALS	244,008,742

See Notes to Financial Statements.

Legg Mason Partners Capital and Income Fund 2008 Annual Report	13

Schedule of investments continued

December 31, 2008

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
SHARES	SECURITY	VALUE

INFORMATION TECHNOLOGY — 5.2%
	Communications Equipment — 1.9%
1,237,200	Nokia Oyj, ADR	$19,300,320
70,139	Nortel Networks Corp.*	18,236
389,230	QUALCOMM Inc.	13,946,111
	Total Communications Equipment	33,264,667
	Computers & Peripherals — 1.2%
2,028	Axiohm Transaction Solutions Inc.(a)(b)*	0
1,921,610	EMC Corp.*	20,119,257
	Total Computers & Peripherals	20,119,257
	Software — 2.1%
725,320	Autodesk Inc.*	14,252,538
1,272,990	Oracle Corp.*	22,570,112
	Total Software	36,822,650
	TOTAL INFORMATION TECHNOLOGY	90,206,574
MATERIALS — 6.1%
	Chemicals — 3.2%
458,130	Air Products & Chemicals Inc.	23,030,195
913,200	Celanese Corp., Series A Shares	11,351,076
301,320	Monsanto Co.	21,197,862
	Total Chemicals	55,579,133
	Metals & Mining — 2.9%
380,500	Barrick Gold Corp.	13,990,985
1,099,580	Commercial Metals Co.	13,052,015
345,880	Freeport-McMoRan Copper & Gold Inc., Class B Shares	8,453,307
340,800	Newmont Mining Corp.	13,870,560
	Total Metals & Mining	49,366,867
	TOTAL MATERIALS	104,946,000
TELECOMMUNICATION SERVICES — 1.3%
	Wireless Telecommunication Services — 1.3%
766,750	American Tower Corp., Class A Shares*	22,481,110
UTILITIES — 1.0%
	Gas Utilities — 1.0%
552,740	National Fuel Gas Co.	17,317,344
	TOTAL COMMON STOCKS (Cost — $1,607,756,341)	1,039,383,400
CONVERTIBLE PREFERRED STOCKS — 1.1%
ENERGY — 0.7%
	Oil, Gas & Consumable Fuels — 0.7%
18,600	El Paso Corp., 4.990%(a)	12,280,650

See Notes to Financial Statements.

14	Legg Mason Partners Capital and Income Fund 2008 Annual Report

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
SHARES	SECURITY	VALUE

MATERIALS — 0.4%
	Metals & Mining — 0.4%
9,720	Freeport-McMoRan Copper & Gold Inc., 5.500%	$5,977,800
	TOTAL CONVERTIBLE PREFERRED STOCKS (Cost — $18,173,226)	18,258,450
PREFERRED STOCKS — 0.0%
FINANCIALS — 0.0%
	Consumer Finance — 0.0%
1,580	Preferred Blocker Inc., 9.000%(c)	474,000
	Diversified Financial Services — 0.0%
	TCR Holdings Corp.:
321	Class B Shares(a)(b)*	0
177	Class C Shares(a)(b)*	0
466	Class D Shares(a)(b)*	0
964	Class E Shares(a)(b)*	0
	Total Diversified Financial Services	0
	Thrifts & Mortgage Finance — 0.0%
74,600	Federal Home Loan Mortgage Corp. (FHLMC), 8.375%(d)*	29,094
2,800	Federal National Mortgage Association (FNMA), 7.000%(d)(e)*	2,100
54,025	Federal National Mortgage Association (FNMA), 8.250%(d)*	44,841
	Total Thrifts & Mortgage Finance	76,035
	TOTAL PREFERRED STOCKS (Cost — $3,800,531)	550,035
FACE AMOUNT
ASSET-BACKED SECURITIES — 0.7%
FINANCIALS — 0.7%
	Automobiles — 0.1%
$1,050,000	ARG Funding Corp., 4.290% due 4/20/11(c)	944,194
	Diversified Financial Services — 0.0%
2,750,745	Airplanes Pass-Through Trust, Subordinated Notes, 10.875% due 3/15/19(a)(b)(f)	0
	Home Equity — 0.6%
177,977	ACE Securities Corp., 0.641% due 1/25/36(e)	24,972
	Bear Stearns Asset-Backed Securities Trust:
137,433	0.821% due 9/25/34(e)	129,578
398,330	0.751% due 2/25/36(e)	337,582
349,152	Centex Home Equity Loan Trust, 3.735% due 2/25/32	291,123
106,718	Cityscape Home Equity Loan Trust, 3.045% due 7/25/28(e)	55,266
135,920	Countrywide Asset-Backed Certificates, 1.721% due 6/25/34(e)	56,251
	Countrywide Home Equity Loan Trust:
410,531	1.485% due 12/15/33(e)	270,659
576,752	1.515% due 3/15/34(e)	164,074

See Notes to Financial Statements.

Legg Mason Partners Capital and Income Fund 2008 Annual Report	15

Schedule of investments continued

December 31, 2008

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
FACE AMOUNT	SECURITY	VALUE

	Home Equity — 0.6% continued
$648,135	1.415% due 11/15/35(a)(e)	$190,272
709,325	1.425% due 2/15/36(e)	376,176
2,070,000	Credit-Based Asset Servicing & Securitization LLC, 5.704% due 12/25/36	1,357,762
353,840	CS First Boston Mortgage Securities Corp., 2.021% due 2/25/31(e)	156,699
73,417	Finance America Net Interest Margin Trust, 5.250% due 6/27/34(b)(c)(f)	73
179,230	First Horizon ABS Trust, 0.631% due 10/25/34(e)	84,662
159,058	Fremont Home Loan Trust, 2.121% due 2/25/34(e)	51,826
2,150,000	Green Tree, 8.960% due 4/25/38(c)(e)	1,721,703
146,028	Green Tree Financial Corp., 7.070% due 1/15/29	124,249
	GSAA Home Equity Trust:
2,460,000	0.771% due 3/25/37(e)	736,663
4,800,000	0.771% due 5/25/47(e)	979,801
61,620	GSAMP Trust, 0.571% due 1/25/36(e)	10,617
120,556	Indymac Home Equity Loan Asset-Backed Trust, 0.641% due 4/25/36(e)	26,054
	Option One Mortgage Loan Trust:
126,454	1.311% due 2/25/33(e)	86,441
269,549	2.121% due 7/25/33(e)	123,212
697,692	1.521% due 5/25/34(e)	529,374
	RAAC Series:
126,956	0.741% due 5/25/36(c)(e)	95,390
1,931,411	0.851% due 10/25/46(a)(c)(e)	865,401
330,859	Renaissance Home Equity Loan Trust, 2.371% due 3/25/34(e)	148,048
141,114	SACO I Trust, 0.641% due 3/25/36(e)	30,131
	Sail Net Interest Margin Notes:
141,210	7.750% due 4/27/33(b)(c)(f)	16
35,690	5.500% due 3/27/34(b)(c)(f)	4
218,785	Saxon Asset Securities Trust, 8.640% due 12/25/32	145,449
1,342,778	Structured Asset Securities Corp., 0.721% due 11/25/37(e)	973,783
268,188	WMC Mortgage Loan Pass-Through Certificates, 3.445% due 10/15/29(e)	89,403
	Total Home Equity	10,232,714
	Student Loan — 0.0%
990,000	Nelnet Student Loan Trust, 5.015% due 4/25/24(e)	804,428
	TOTAL ASSET-BACKED SECURITIES (Cost — $22,354,966)	11,981,336

See Notes to Financial Statements.

16	Legg Mason Partners Capital and Income Fund 2008 Annual Report

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
FACE AMOUNT	SECURITY	VALUE

COLLATERALIZED MORTGAGE OBLIGATIONS — 1.8%
$380,000	American Home Mortgage Investment Trust, 1.271% due 11/25/45(e)	$42,210
1,800,000	Banc of America Commercial Mortgage Inc., 5.372% due 9/10/45(e)	1,445,890
1,483,609	Banc of America Funding Corp., 4.123% due 6/20/35(e)	667,245
142,628	Banc of America Mortgage Securities, 4.802% due 9/25/35(e)	106,397
727,548	Bayview Commercial Asset Trust, 0.741% due 4/25/36(c)(e)	527,472
1,899,032	Bear Stearns ARM Trust, 5.786% due 2/25/36(e)	976,221
1,555,958	Bear Stearns Structured Products Inc., 2.036% due 9/27/37(a)(c)(e)	1,513,141
1,030,575	Citigroup Mortgage Loan Trust Inc., 4.900% due 12/25/35(e)	745,690
	Countrywide Alternative Loan Trust:
1,620,599	0.761% due 5/25/34(e)	909,920
182,617	1.783% due 11/20/35(e)	91,703
1,133,089	0.741% due 1/25/36(e)	534,438
150,403	0.671% due 5/25/36(e)	61,034
180,043	0.681% due 7/25/46(e)	63,643
	Countrywide Home Loan, Mortgage Pass-Through Trust:
99,359	0.801% due 2/25/35(e)	48,180
134,919	0.771% due 5/25/35(e)	63,035
1,800,000	Credit Suisse Mortgage Capital Certificates, 5.552% due 2/15/39(e)	1,466,937
120,476	Deutsche ALT-A Securities Inc. Mortgage Loan Trust, 4.938% due 8/25/35(e)	96,682
	Downey Savings & Loan Association Mortgage Loan Trust:
442,923	1.001% due 9/19/44(e)	172,691
125,474	0.791% due 3/19/45(e)	60,241
147,041	3.176% due 3/19/46(e)	44,112
147,041	3.176% due 3/19/47(e)	33,544
	Federal Home Loan Mortgage Corp. (FHLMC):
62,764	6.000% due 3/15/34(d)(e)	57,107
516,050	PAC, 6.000% due 4/15/34(d)(e)	494,638
	GSMPS Mortgage Loan Trust:
3,573,460	5.911% due 6/25/34(c)(e)	1,977,622
2,436,437	0.821% due 3/25/35(c)(e)	1,864,032
123,440	GSR Mortgage Loan Trust, 5.252% due 10/25/35(e)	72,384
	Harborview Mortgage Loan Trust:
122,582	0.981% due 11/19/34(e)	61,613
140,083	0.931% due 1/19/35(e)	70,938
73,615	Indymac Index Mortgage Loan Trust, 5.777% due 3/25/35(e)	33,127

See Notes to Financial Statements.

Legg Mason Partners Capital and Income Fund 2008 Annual Report	17

Schedule of investments continued

December 31, 2008

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
FACE AMOUNT	SECURITY	VALUE

COLLATERALIZED MORTGAGE OBLIGATIONS — 1.8% continued
$250,000	JPMorgan Chase Commercial Mortgage Securities Corp., 5.814% due 6/12/43(e)	$193,142
	JPMorgan Mortgage Trust:
1,740,401	4.587% due 6/25/34(e)	1,344,356
2,120,000	5.889% due 6/25/37(e)	891,990
4,807,667	Lehman XS Trust, 0.691% due 4/25/46(e)	1,895,968
80,620	Luminent Mortgage Trust, 0.711% due 4/25/36(e)	32,801
630,000	Merrill Lynch Mortgage Trust, 5.657% due 5/12/39(e)	515,004
	MLCC Mortgage Investors Inc.:
295,264	1.391% due 4/25/29(e)	116,234
351,932	1.351% due 5/25/29(e)	312,662
	Structured ARM Loan Trust:
224,324	4.920% due 3/25/34(e)	139,743
54,740	5.041% due 6/25/34(e)	37,387
1,316,576	5.370% due 5/25/35(e)	689,957
1,853,273	5.891% due 5/25/36(e)	963,058
107,875	Structured Asset Mortgage Investments Inc., 0.681% due 5/25/46(e)	46,399
	Structured Asset Securities Corp.:
1,143,643	5.500% due 3/25/19	1,007,863
354,014	1.571% due 2/25/28(e)	336,529
211,703	1.471% due 3/25/28(e)	181,076
	Thornburg Mortgage Securities Trust:
2,237,208	6.203% due 9/25/37(e)	1,719,141
2,340,913	6.216% due 9/25/37(e)	1,663,636
	WaMu Mortgage Pass-Through Certificates:
627,154	0.791% due 1/25/45(e)	316,934
3,864,689	3.006% due 6/25/47(e)	1,545,875
	Washington Mutual Inc.:
96,872	5.930% due 9/25/36(e)	56,141
681,373	0.831% due 10/25/45(e)	229,395
210,147	0.741% due 12/25/45(e)	99,170
115,504	0.761% due 12/25/45(e)	53,465
731,680	Washington Mutual Mortgage Pass-Through Certificates, 0.811% due 1/25/45(e)	343,338
127,811	Washington Mutual Pass-Through Certificates, 0.751% due 11/25/45(e)	62,986
2,195,826	Wells Fargo Alternative Loan Trust, 0.901% due 6/25/37(e)	834,307
112,466	Wells Fargo Mortgage Backed Securities Trust, 5.240% due 4/25/36(e)	81,701

See Notes to Financial Statements.

18	Legg Mason Partners Capital and Income Fund 2008 Annual Report

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
FACE AMOUNT	SECURITY	VALUE

COLLATERALIZED MORTGAGE OBLIGATIONS — 1.8% continued
$110,616	Zuni Mortgage Loan Trust, 0.601% due 8/25/36(e)	$104,911
	TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS (Cost — $45,583,743)	30,117,056
COLLATERALIZED SENIOR LOANS — 2.4%
CONSUMER DISCRETIONARY — 0.8%
	Auto Components — 0.1%
1,947,742	Allison Transmission Inc., Term Loan B, 4.913% due 8/7/14(e)	1,097,691
1,000,000	Visteon Corp., Term Loan, Tranch B, 7.750% due 6/20/13(e)	255,833
	Total Auto Components	1,353,524
	Diversified Consumer Services — 0.0%
990,000	Thomson Learning Hold, Term Loan B, 3.940% due 7/5/14(e)	650,650
	Hotels, Restaurants & Leisure — 0.2%
	Aramark Corp.:
58,426	Letter of Credit Facility Deposits, 1.875% due 1/31/14(e)	48,402
919,664	Term Loan, 4.676% due 1/31/14(e)	761,885
	Golden Nugget Inc.:
363,636	Delayed Draw Term Loan, 5.457% due 6/8/14(e)	105,455
636,364	First Lien Term Loan, 4.470% due 6/14/14(e)	184,546
997,494	Harrahs Operating Co. Inc., Term Loan, 6.536% due 12/28/15(e)	584,088
1,033,131	Las Vegas Sands LLC, Term Loan, 5.520% due 5/8/14(e)	477,535
987,342	MGM MIRAGE Inc., Term Loan B, 7.012% due 4/8/11(e)	422,089
500,000	Six Flags, Term Loan B, 4.150% due 5/31/13(e)	297,500
	Total Hotels, Restaurants & Leisure	2,881,500
	Media — 0.3%
1,985,000	Charter Communications, Term Loan B, 5.470% due 3/15/14(e)	1,468,900
1,000,000	Citadel Broadcasting Corp., Term Loan A, 5.241% due 6/12/13(e)	430,000
989,493	CMP Susquehanna Corp., Term Loan, 4.997% due 6/7/13(e)	232,531
1,000,000	Dex Media West LLC, Term Loan, 7.133% due 10/13/14(e)	425,000
1,485,505	Idearc Inc., Term Loan B, Senior Notes, 5.670% due 11/1/14(e)	468,995
1,214,375	LodgeNet Entertainment Corp., Term Loan B, 4.810% due 4/4/14(e)	479,678
989,899	Regal Cinemas Corp., Term Loan B, 5.262% due 10/19/10(e)	728,126
1,000,000	Univision Communications Inc., Term Loan B, 3.686% due 9/15/14(e)	411,111

See Notes to Financial Statements.

Legg Mason Partners Capital and Income Fund 2008 Annual Report	19

Schedule of investments continued

December 31, 2008

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
FACE AMOUNT	SECURITY	VALUE

	Media — 0.3% continued
$1,000,000	UPC Broadband Holding BV, Term Loan N, 5.470% due 3/30/14(e)	$675,000
	Total Media	5,319,341
	Multiline Retail — 0.1%
1,000,000	Dollar General Corp., Term Loan B, 5.649% due 7/15/14(e)	777,500
1,500,000	Neiman Marcus Group Inc., Term Loan B, 4.422% due 3/13/13(e)	962,727
	Total Multiline Retail	1,740,227
	Specialty Retail — 0.1%
989,950	Amscan Holdings Inc., Term Loan B, 4.557% due 5/1/13(e)	655,842
987,406	Michaels Stores Inc., Term Loan B, 4.140% due 10/31/13(e)	518,635
989,924	PETCO Animal Supplies Inc., Term Loan B, 5.943% due 11/15/13(e)	623,652
	Total Specialty Retail	1,798,129
	TOTAL CONSUMER DISCRETIONARY	13,743,371
CONSUMER STAPLES — 0.2%
	Beverages — 0.1%
999,316	Constellation Brands Inc., Term Loan, 4.056% due 6/5/13(e)	887,517
	Food Products — 0.1%
	Dole Food Co.:
98,447	Credit-Linked Deposit, 2.658% due 4/12/13(e)	69,200
	Term Loan:
174,488	5.396% due 4/12/13(e)	122,651
650,093	6.239% due 4/12/13(e)	456,961
1,000,000	Wm. Wrigley Jr. Co., Term Loan, 7.750% due 9/30/14(e)	959,167
	Total Food Products	1,607,979
	Household Products — 0.0%
927,909	Yankee Candle, Term Loan B, 5.731% due 1/15/14(e)	476,945
	TOTAL CONSUMER STAPLES	2,972,441
ENERGY — 0.1%
	Energy Equipment & Services — 0.0%
997,475	Hercules Offshore LLC, Term Loan, 5.640% due 7/11/13(e)	658,333
	Oil, Gas & Consumable Fuels — 0.1%
	Ashmore Energy International:
95,952	Synthetic Revolving Credit Facility, 4.730% due 3/30/14(e)	58,531
864,936	Term Loan, 6.762% due 3/30/14(e)	493,014

See Notes to Financial Statements.

20	Legg Mason Partners Capital and Income Fund 2008 Annual Report

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
FACE AMOUNT	SECURITY	VALUE

	Oil, Gas & Consumable Fuels — 0.1% continued
$1,981,200	Brand Energy and Infrastructure Services Inc., Term Loan B, 5.949% due 2/7/14(e)	$1,040,130
	Total Oil, Gas & Consumable Fuels	1,591,675
	TOTAL ENERGY	2,250,008
FINANCIALS — 0.1%
	Diversified Financial Services — 0.1%
987,500	Chrysler Financial, Term Loan B, 6.820% due 8/3/12(e)	519,142
940,664	Iconix, Term Loan B, 6.020% due 5/1/14(e)	681,981
987,425	Sally Holdings LLC, Term Loan B, 4.605% due 11/15/13(e)	707,655
	Total Diversified Financial Services	1,908,778
	Thrifts & Mortgage Finance — 0.0%
989,924	GM, Term Loan B, 5.795% due 12/15/13(e)	455,012
	TOTAL FINANCIALS	2,363,790
HEALTH CARE — 0.3%
	Health Care Equipment & Supplies — 0.0%
	Bausch & Lomb Inc.:
797,189	Term Loan, 7.012% due 4/11/15(e)	546,643
200,803	Term Loan B, 4.709% due 4/11/15(e)	137,694
	Total Health Care Equipment & Supplies	684,337
	Health Care Providers & Services — 0.2%
	Community Health Systems Inc.:
59,526	Delayed Draw Term Loan, 4.631% due 7/2/14(e)	46,639
893,901	Term Loan B, 4.854% due 7/2/14(e)	700,372
987,437	HCA Inc., Term Loan B, 6.012% due 11/1/13(e)	780,693
942,994	Health Management Association, Term Loan B, 5.512% due 1/16/14 (e)	585,329
	IASIS Healthcare LLC, Term Loan:
239,971	3.431% due 6/15/14(e)	172,629
693,515	5.118% due 6/15/14(e)	398,771
64,153	5.704% due 6/15/14(e)	36,888
985,358	Manor Care Inc., Term Loan B, 5.719% due 11/15/14(e)	683,181
	Total Health Care Providers & Services	3,404,502
	Pharmaceuticals — 0.1%
26,742	Leiner Health Products Group, Term Loan B, 8.750% due 5/26/11(e)	26,073
989,950	Royalty Pharma, Term Loan B, 6.012% due 5/15/14(e)	881,055
	Total Pharmaceuticals	907,128
	TOTAL HEALTH CARE	4,995,967
INDUSTRIALS — 0.2%
	Aerospace & Defense — 0.1%
713,882	Dubai Aerospace Enterprise, Term Loan, 6.550% due 7/31/14(e)	374,788

See Notes to Financial Statements.

Legg Mason Partners Capital and Income Fund 2008 Annual Report	21

Schedule of investments continued

December 31, 2008

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
FACE AMOUNT	SECURITY	VALUE

	Aerospace & Defense — 0.1% continued
$1,000,000	Transdigm Inc., Term Loan, 5.210% due 7/1/12(e)	$806,500
	Total Aerospace & Defense	1,181,288
	Airlines — 0.0%
1,421,552	United Airlines Inc., Term Loan B, 3.309% due 1/12/14(e)	692,296
	Commercial Services & Supplies — 0.1%
989,905	Nielson Finance, Term Loan B, 4.388% due 8/15/13(e)	673,754
987,469	US Investigations Services Inc., Term Loan B, 4.275% due 2/21/15(e)	718,383
	Total Commercial Services & Supplies	1,392,137
	Electrical Equipment — 0.0%
989,873	Sensata Technologies, Term Loan, 5.115% due 4/27/13(e)	509,785
	TOTAL INDUSTRIALS	3,775,506
INFORMATION TECHNOLOGY — 0.1%
	IT Services — 0.1%
1,940,400	First Data Corp., Term Loan, 4.338% due 10/15/14(e)	1,257,795
	Semiconductors & Semiconductor Equipment — 0.0%
992,443	Freescale Semiconductor Inc., Term Loan, Tranch B, 4.221% due 12/1/13(e)	581,131
	TOTAL INFORMATION TECHNOLOGY	1,838,926
MATERIALS — 0.2%
	Chemicals — 0.0%
997,494	Lyondell Chemical Co., Term Loan, 7.000% due 12/20/14(e)†	382,372
	Containers & Packaging — 0.1%
985,453	Graphic Packaging International, Term Loan C, 5.977% due 5/16/14(e)	736,626
	Paper & Forest Products — 0.1%
1,329,502	Georgia-Pacific Corp., Term Loan, 4.441% due 12/23/13(e)	1,092,408
992,500	NewPage Corp., Term Loan, Tranche B, 7.156% due 11/5/14(e)	636,441
	Total Paper & Forest Products	1,728,849
	TOTAL MATERIALS	2,847,847
TELECOMMUNICATION SERVICES — 0.3%
	Diversified Telecommunication Services — 0.2%
1,974,619	Cablevision Systems Corp., Term Loan B, 4.214% due 3/30/13(e)	1,694,060
675,000	Insight Midwest, Term Loan B, 4.470% due 4/10/14(e)	508,500
500,000	Intelsat Corp., Term Loan, 5.288% due 6/30/13(e)	381,785
1,000,000	Level 3 Communications Inc., Term Loan, 7.000% due 3/1/14(e)	612,500
	Total Diversified Telecommunication Services	3,196,845

See Notes to Financial Statements.

22	Legg Mason Partners Capital and Income Fund 2008 Annual Report

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
FACE AMOUNT	SECURITY	VALUE

	Wireless Telecommunication Services — 0.1%
$496,250	ALLTEL Communications Inc., Term Loan, 5.550% due 5/15/15(e)	$488,682
997,455	MetroPCS Wireless Inc., Term Loan, 4.843% due 2/20/14(e)	805,445
66,778	Telesat Canada, Delayed Draw Term Loan, Tranch B, 5.670% due 10/15/14(e)	46,149
926,102	Telesat Ganada, Term Loan B, 5.800% due 10/15/14(e)	640,002
	Total Wireless Telecommunication Services	1,980,278
	TOTAL TELECOMMUNICATION SERVICES	5,177,123
UTILITIES — 0.1%
	Electric Utilities — 0.1%
1,237,519	TXU Corp., Term Loan B, 6.303% due 10/10/14(e)	863,686
	Independent Power Producers & Energy Traders — 0.0%
997,487	Calpine Corp., Term Loan, Senior Notes, 6.645% due 3/29/09(e)	739,922
	TOTAL UTILITIES	1,603,608
	TOTAL COLLATERALIZED SENIOR LOANS (Cost — $63,656,041)	41,568,587
CORPORATE BONDS & NOTES — 17.5%
CONSUMER DISCRETIONARY — 2.0%
	Auto Components — 0.1%
730,000	Allison Transmission Inc., Senior Notes, 11.250% due 11/1/15(c)(g)	292,000
865,000	Keystone Automotive Operations Inc., Senior Subordinated Notes, 9.750% due 11/1/13	333,025
	Visteon Corp., Senior Notes:
2,584,000	8.250% due 8/1/10	813,960
3,210,000	12.250% due 12/31/16(c)	786,450
	Total Auto Components	2,225,435
	Automobiles — 0.1%
	Ford Motor Co.:
95,000	Debentures, 8.875% due 1/15/22	23,275
2,645,000	Notes, 7.450% due 7/16/31	753,825
6,725,000	General Motors Corp., Senior Debentures, 8.250% due 7/15/23	1,143,250
	Total Automobiles	1,920,350
	Diversified Consumer Services — 0.0%
	Education Management LLC/Education Management Finance Corp.:
195,000	Senior Notes, 8.750% due 6/1/14	149,175
785,000	Senior Subordinated Notes, 10.250% due 6/1/16	573,050
	Total Diversified Consumer Services	722,225

See Notes to Financial Statements.

Legg Mason Partners Capital and Income Fund 2008 Annual Report	23

Schedule of investments continued

December 31, 2008

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
FACE AMOUNT	SECURITY	VALUE

	Hotels, Restaurants & Leisure — 0.5%
$640,000	Buffets Inc., Senior Notes, 12.500% due 11/1/14(b)(f)	$4,400
1,680,000	Caesars Entertainment Inc., Senior Subordinated Notes, 8.125% due 5/15/11	831,600
620,000	Denny’s Holdings Inc., Senior Notes, 10.000% due 10/1/12	432,450
520,000	El Pollo Loco Inc., Senior Notes, 11.750% due 11/15/13	387,400
140,000	Mandalay Resort Group, Senior Subordinated Debentures, 7.625% due 7/15/13	44,100
1,700,000	McDonald’s Corp., Medium Term Notes, 5.350% due 3/1/18	1,769,127
	MGM MIRAGE Inc.:
1,500,000	Senior Notes, 7.625% due 1/15/17	975,000
1,670,000	Senior Subordinated Notes, 8.375% due 2/1/11	1,002,000
300,000	Mohegan Tribal Gaming Authority, Senior Subordinated Notes, 6.875% due 2/15/15	153,000
1,620,000	River Rock Entertainment Authority, Senior Secured Notes, 9.750% due 11/1/11	1,352,700
590,000	Sbarro Inc., Senior Notes, 10.375% due 2/1/15	312,700
	Station Casinos Inc., Senior Notes:
300,000	6.000% due 4/1/12†	61,500
1,205,000	7.750% due 8/15/16†	234,975
250,000	Turning Stone Casino Resort Enterprise, Senior Notes, 9.125% due 12/15/10(c)	211,250
	Total Hotels, Restaurants & Leisure	7,772,202
	Household Durables — 0.2%
200,000	Holt Group Inc., Senior Notes, 9.750% due 1/15/06(a)(b)(f)	0
600,000	K Hovnanian Enterprises Inc., Senior Notes, 8.625% due 1/15/17	153,000
1,495,000	Norcraft Cos. LP/Norcraft Finance Corp., Senior Subordinated Notes, 9.000% due 11/1/11	1,278,225
3,000,000	Norcraft Holdings LP/Norcraft Capital Corp., Senior Discount Notes, 9.750% due 9/1/12	2,250,000
	Total Household Durables	3,681,225
	Internet & Catalog Retail — 0.0%
105,000	Expedia Inc., Senior Notes, 8.500% due 7/1/16(c)	78,750
	Media — 0.9%
	Affinion Group Inc.:
1,030,000	Senior Notes, 10.125% due 10/15/13	757,050
250,000	Senior Subordinated Notes, 11.500% due 10/15/15	151,563
5,754,000	CCH I LLC/CCH I Capital Corp., Senior Secured Notes, 11.000% due 10/1/15	1,035,720
2,249,000	CCH II LLC/CCH II Capital Corp., Senior Notes, 10.250% due 10/1/13	820,885

See Notes to Financial Statements.

24	Legg Mason Partners Capital and Income Fund 2008 Annual Report

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
FACE AMOUNT	SECURITY	VALUE

	Media — 0.9% continued
$490,000	Charter Communications Holdings LLC/Charter Communications Holdings Capital Corp., Senior Discount Notes, 11.750% due 5/15/11	$61,250
1,280,000	Charter Communications Inc., Senior Secured Notes, 10.875% due 9/15/14(c)	1,030,400
70,000	Clear Channel Communications Inc., Senior Notes, 6.250% due 3/15/11	21,350
225,000	Comcast Cable Communications Holdings Inc., Notes, 8.375% due 3/15/13	232,972
	Comcast Corp.:
730,000	Notes, 6.500% due 1/15/15	718,420
1,950,000	Senior Notes, 6.500% due 1/15/17	1,929,010
2,210,000	Dex Media Inc., Discount Notes, 9.000% due 11/15/13	419,900
2,420,000	EchoStar DBS Corp., Senior Notes, 7.750% due 5/31/15	2,069,100
4,840,000	Idearc Inc., Senior Notes, 8.000% due 11/15/16	387,200
70,000	News America Inc., Senior Notes, 6.650% due 11/15/37	69,504
	R.H. Donnelley Corp.:
1,440,000	Senior Discount Notes, 6.875% due 1/15/13	201,600
2,175,000	Senior Notes, 8.875% due 1/15/16	337,125
310,000	Time Warner Entertainment Co., LP, Senior Notes, 8.375% due 7/15/33	313,645
	Time Warner Inc.:
190,000	Senior Debentures, 7.700% due 5/1/32	190,747
2,790,000	Senior Notes, 6.875% due 5/1/12	2,682,287
3,140,000	TL Acquisitions Inc., Senior Notes, 10.500% due 1/15/15(c)	1,303,100
	Total Media	14,732,828
	Multiline Retail — 0.2%
1,670,000	Dollar General Corp., Senior Subordinated Notes, 11.875% due 7/15/17(g)	1,436,200
2,885,000	Neiman Marcus Group Inc., Senior Notes, 9.000% due 10/15/15(g)	1,283,825
	Total Multiline Retail	2,720,025
	Specialty Retail — 0.0%
1,005,000	Blockbuster Inc., Senior Subordinated Notes, 9.000% due 9/1/12	492,450
	TOTAL CONSUMER DISCRETIONARY	34,345,490
CONSUMER STAPLES — 0.6%
	Beverages — 0.1%
1,750,000	Constellation Brands Inc., Senior Notes, 8.375% due 12/15/14	1,671,250

See Notes to Financial Statements.

Legg Mason Partners Capital and Income Fund 2008 Annual Report	25

Schedule of investments continued

December 31, 2008

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
FACE AMOUNT	SECURITY	VALUE

	Food & Staples Retailing — 0.2%
	CVS Caremark Corp., Pass-Through Certificates:
$240,664	5.298% due 1/11/27(c)	$184,888
1,316,026	6.943% due 1/10/30(c)	829,246
	CVS Lease Pass-Through Trust:
679,038	5.880% due 1/10/28(a)(c)	525,979
753,421	6.036% due 12/10/28(c)	459,301
	Kroger Co., Senior Notes:
400,000	6.750% due 4/15/12	404,036
500,000	5.500% due 2/1/13	495,944
475,000	Wal-Mart Stores Inc., 4.550% due 5/1/13	492,264
	Total Food & Staples Retailing	3,391,658
	Food Products — 0.1%
3,581,000	Dole Food Co. Inc., Senior Notes, 7.250% due 6/15/10	2,515,653
	Tobacco — 0.2%
	Alliance One International Inc., Senior Notes:
430,000	8.500% due 5/15/12	318,200
580,000	11.000% due 5/15/12	484,300
1,960,000	Altria Group Inc., Senior Notes, 9.700% due 11/10/18	2,121,833
	Total Tobacco	2,924,333
	TOTAL CONSUMER STAPLES	10,502,894
ENERGY — 2.4%
	Energy Equipment & Services — 0.1%
1,925,000	Complete Production Services Inc., Senior Notes, 8.000% due 12/15/16	1,222,375
20,000	GulfMark Offshore Inc., Senior Subordinated Notes, 7.750% due 7/15/14	14,300
500,000	Key Energy Services Inc., Senior Notes, 8.375% due 12/1/14	332,500
145,000	Southern Natural Gas Co., Senior Notes, 8.000% due 3/1/32	121,549
	Total Energy Equipment & Services	1,690,724
	Oil, Gas & Consumable Fuels — 2.3%
500,000	Anadarko Finance Co., Senior Notes, 7.500% due 5/1/31	443,253
740,000	Anadarko Petroleum Corp., Senior Notes, 5.950% due 9/15/16	654,620
1,325,000	Belden & Blake Corp., Secured Notes, 8.750% due 7/15/12	914,250
1,830,000	BP Capital Markets PLC, Senior Notes, 5.250% due 11/7/13	1,912,438
	Chesapeake Energy Corp., Senior Notes:
2,125,000	6.375% due 6/15/15	1,689,375
1,540,000	6.875% due 1/15/16	1,239,700
175,000	7.250% due 12/15/18	137,375

See Notes to Financial Statements.

26	Legg Mason Partners Capital and Income Fund 2008 Annual Report

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
FACE AMOUNT	SECURITY	VALUE

	Oil, Gas & Consumable Fuels — 2.3% continued
$525,000	Compagnie Generale de Geophysique SA, Senior Notes, 7.500% due 5/15/15	$328,125
1,130,000	ConocoPhillips Holding Co., Senior Notes, 6.950% due 4/15/29	1,219,390
	El Paso Corp.:
	Medium-Term Notes:
400,000	7.375% due 12/15/12	347,452
1,175,000	7.800% due 8/1/31	771,391
2,780,000	7.750% due 1/15/32	1,818,456
1,620,000	Senior Subordinated Notes, 7.000% due 6/15/17	1,275,920
1,760,000	Energy Transfer Partners LP, Senior Notes, 6.700% due 7/1/18	1,485,950
740,000	Enterprise Products Operating LP, Junior Subordinated Notes, 8.375% due 8/1/66(e)	407,465
2,125,000	EXCO Resources Inc., Senior Notes, 7.250% due 1/15/11	1,668,125
	Gazprom, Loan Participation Notes:
2,420,000	6.212% due 11/22/16(c)	1,609,300
100,000	Senior Notes, 6.510% due 3/7/22(c)	60,000
80,000	Hess Corp., Notes, 7.300% due 8/15/31	72,979
1,045,000	International Coal Group Inc., Senior Notes, 10.250% due 7/15/14	788,975
	Kerr-McGee Corp., Notes:
2,600,000	6.875% due 9/15/11	2,574,595
1,730,000	6.950% due 7/1/24	1,520,340
145,000	7.875% due 9/15/31	133,815
	Kinder Morgan Energy Partners LP:
60,000	Notes, 6.750% due 3/15/11	58,388
	Senior Notes:
10,000	6.300% due 2/1/09	9,991
160,000	7.125% due 3/15/12	154,636
50,000	5.000% due 12/15/13	43,648
1,350,000	6.000% due 2/1/17	1,173,833
400,000	5.950% due 2/15/18	341,958
85,000	Mariner Energy Inc., Senior Notes, 7.500% due 4/15/13	54,825
	OPTI Canada Inc., Senior Secured Notes:
400,000	7.875% due 12/15/14	206,000
1,230,000	8.250% due 12/15/14	670,350
750,000	Overseas Shipholding Group Inc., Senior Notes, 7.500% due 2/15/24	502,500
1,350,000	Parker Drilling Co., Senior Notes, 9.625% due 10/1/13	1,053,000
77,000	Pemex Project Funding Master Trust, Senior Bonds, 6.625% due 6/15/35	65,277

See Notes to Financial Statements.

Legg Mason Partners Capital and Income Fund 2008 Annual Report	27

Schedule of investments continued

December 31, 2008

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
FACE AMOUNT	SECURITY	VALUE

	Oil, Gas & Consumable Fuels — 2.3% continued
$60,000	Petrobras International Finance Co., Senior Notes, 6.125% due 10/6/16	$58,800
400,000	Petroplus Finance Ltd., Senior Notes, 7.000% due 5/1/17(c)	246,000
1,900,000	Quicksilver Resources Inc., Senior Subordinated Notes, 7.125% due 4/1/16	1,026,000
2,185,000	SemGroup LP, Senior Notes, 8.750% due 11/15/15(b)(c)(f)	87,400
3,030,000	Stone Energy Corp., Senior Subordinated Notes, 6.750% due 12/15/14	1,499,850
1,060,000	Teekay Corp., Senior Notes, 8.875% due 7/15/11	901,000
545,000	VeraSun Energy Corp., Senior Notes, 9.375% due 6/1/17(f)	68,125
	Whiting Petroleum Corp., Senior Subordinated Notes:
1,049,000	7.250% due 5/1/12	786,750
1,415,000	7.000% due 2/1/14	1,004,650
	Williams Cos. Inc.:
98,000	Debentures, 7.500% due 1/15/31	65,798
1,770,000	Notes, 8.750% due 3/15/32	1,321,328
	Senior Notes:
2,500,000	7.625% due 7/15/19	1,956,350
780,000	7.750% due 6/15/31	535,419
	XTO Energy Inc., Senior Notes:
1,820,000	7.500% due 4/15/12	1,800,095
800,000	5.500% due 6/15/18	725,514
	Total Oil, Gas & Consumable Fuels	39,490,774
	TOTAL ENERGY	41,181,498
FINANCIALS — 4.4%
	Capital Markets — 0.3%
	Bear Stearns Co. Inc.:
	Senior Notes:
1,000,000	6.400% due 10/2/17	1,040,915
680,000	7.250% due 2/1/18	746,435
20,000	Subordinated Notes, 5.550% due 1/22/17	19,070
40,000	Credit Suisse USA Inc., Senior Notes, 5.500% due 8/16/11	39,790
80,000	Goldman Sachs Capital II, Junior Subordinated Bonds, 5.793% due 6/1/12(e)(h)	30,773
	Goldman Sachs Group Inc.:
80,000	Notes, 4.500% due 6/15/10	78,858
1,700,000	Senior Notes, 6.150% due 4/1/18	1,636,457
4,150,000	Kaupthing Bank HF, Subordinated Notes, 7.125% due 5/19/16(c)(f)	51,875
130,000	Lehman Brothers Holdings Capital Trust VII, Medium-Term Notes, 5.857% due 5/31/12(e)(f)(h)	13

See Notes to Financial Statements.

28	Legg Mason Partners Capital and Income Fund 2008 Annual Report

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
FACE AMOUNT	SECURITY	VALUE

	Capital Markets — 0.3% continued
	Lehman Brothers Holdings Inc., Medium-Term Notes:
$3,320,000	6.750% due 12/28/17(f)	$332
	Senior Notes:
50,000	5.250% due 2/6/12(f)	5,000
460,000	6.200% due 9/26/14(f)	46,000
	Merrill Lynch & Co. Inc.:
1,450,000	Notes, 6.875% due 4/25/18	1,519,346
270,000	Senior Notes, 5.450% due 2/5/13	259,770
	Morgan Stanley:
30,000	Medium-Term Notes, 4.953% due 10/18/16(e)	20,678
100,000	Subordinated Notes, 4.750% due 4/1/14	76,272
	Total Capital Markets	5,571,584
	Commercial Banks — 0.7%
50,000	BAC Capital Trust XIV, Junior Subordinated Notes, 5.630% due 3/15/12(e)(h)	20,045
400,000	Depfa ACS Bank, 5.125% due 3/16/37(c)	290,559
	Glitnir Banki HF:
	Notes:
240,000	6.330% due 7/28/11(c)(f)	12,600
970,000	6.375% due 9/25/12(c)(f)	50,925
200,000	Subordinated Bonds, 7.451% due 9/14/16(c)(e)(f)(h)	1,030
520,000	Subordinated Notes, 6.693% due 6/15/16(c)(e)(f)	2,678
330,000	HBOS Capital Funding LP, Tier 1 Notes, Perpetual Bonds, 6.071% due 6/30/14(c)(e)(h)	122,160
	ICICI Bank Ltd., Subordinated Bonds:
320,000	6.375% due 4/30/22(c)(e)	168,971
100,000	6.375% due 4/30/22(c)(e)	52,651
120,000	Landsbanki Islands HF, Senior Notes, 6.100% due 8/25/11(c)(f)	2,700
4,500,000	Resona Preferred Global Securities Cayman Ltd., Bonds, 7.191% due 7/30/15(c)(e)(h)	2,144,516
1,710,000	RSHB Capital, Loan Participation Notes, 6.299% due 5/15/17(c)	983,250
60,000	Santander Issuances SA Unipersonal, Subordinated Notes, 5.805% due 6/20/16(c)(e)	54,009
4,575,000	Shinsei Finance Cayman Ltd., Junior Subordinated Bonds, 6.418% due 7/20/16(c)(e)(h)	957,602
90,000	SunTrust Capital, Trust Preferred Securities, 6.100% due 12/15/36(e)	63,532
	TuranAlem Finance BV, Bonds:
1,740,000	8.250% due 1/22/37(c)	752,550
170,000	8.250% due 1/22/37(c)	73,950

See Notes to Financial Statements.

Legg Mason Partners Capital and Income Fund 2008 Annual Report	29

Schedule of investments continued

December 31, 2008

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
FACE AMOUNT	SECURITY	VALUE

	Commercial Banks — 0.7% continued
	Wachovia Corp.:
$4,240,000	Medium Term Notes, 5.500% due 5/1/13	$4,196,663
160,000	Subordinated Notes, 5.250% due 8/1/14	149,218
100,000	Wells Fargo Capital X, Capital Securities, 5.950% due 12/15/36	85,972
2,270,000	Wells Fargo Capital XV, Junior Subordinated Notes, 9.750% due 9/26/13(h)	2,294,838
	Total Commercial Banks	12,480,419
	Consumer Finance — 1.6%
3,730,000	American Express Co., Subordinated Debentures, 6.800% due 9/1/66(e)	1,933,203
800,000	Caterpillar Financial Services Corp., Medium-Term Notes, 5.450% due 4/15/18	750,360
	Ford Motor Credit Co.:
4,400,000	Notes, 7.000% due 10/1/13	3,042,864
	Senior Notes:
5,169,000	9.750% due 9/15/10	4,136,637
3,537,000	7.246% due 6/15/11(e)	2,338,841
130,000	12.000% due 5/15/15	97,175
5,000,000	General Motors Acceptance Corp., Notes, 5.625% due 5/15/09	4,805,240
	GMAC LLC:
345,000	7.500% due 12/31/13(c)	257,025
3,070,000	6.750% due 12/1/14(c)	2,111,484
78,000	8.000% due 12/31/18(c)	40,170
3,254,000	8.000% due 11/1/31(c)	1,937,692
1,400,000	John Deere Capital Corp., Medium-Term Notes, 5.350% due 4/3/18	1,314,018
	SLM Corp.:
	Medium-Term Notes:
200,000	3.735% due 1/26/09(e)	199,974
500,000	7.060% due 1/31/14(e)	265,470
	Senior Notes:
640,000	3.695% due 7/26/10(e)	546,432
3,530,000	8.450% due 6/15/18	2,795,043
	Total Consumer Finance	26,571,628
	Diversified Financial Services — 1.4%
600,000	AAC Group Holding Corp., Senior Discount Notes, 10.250% due 10/1/12(c)	399,000
1,360,000	Aiful Corp., Notes, 5.000% due 8/10/10(c)	747,958
674,784	Air 2 US, Notes, 8.027% due 10/1/19(c)	506,088

See Notes to Financial Statements.

30	Legg Mason Partners Capital and Income Fund 2008 Annual Report

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
FACE AMOUNT	SECURITY	VALUE

	Diversified Financial Services — 1.4% continued
	Bank of America Corp.:
$330,000	5.125% due 11/15/14	$319,462
1,400,000	Notes, Preferred Securities, 8.000% due 1/30/18(h)	1,008,448
400,000	Subordinated Notes, 5.420% due 3/15/17	356,118
200,000	Capital One Bank, Notes, 5.750% due 9/15/10	194,190
	Citigroup Inc.:
1,150,000	Junior Subordinated Notes, Preferred Securities, 8.400% due 4/30/18(h)	760,771
1,510,000	Notes, 6.875% due 3/5/38	1,724,014
3,320,000	Senior Notes, 6.500% due 8/19/13	3,353,472
915,000	El Paso Performance-Linked Trust Certificates, Senior Notes, 7.750% due 7/15/11(c)	796,736
	General Electric Capital Corp.:
4,500,000	Senior Notes, 5.625% due 5/1/18	4,540,774
1,470,000	Subordinated Debentures, 6.375% due 11/15/67(e)	925,359
900,000	Glen Meadow Pass-Through Certificates, 6.505% due 2/12/67(c)(e)	402,878
1,170,000	HSBC Finance Corp., Senior Notes, 8.000% due 7/15/10	1,189,881
180,000	International Lease Finance Corp., Medium-Term Notes, 4.375% due 11/1/09	157,842
	JPMorgan Chase & Co.:
1,490,000	Junior Subordinated Notes, 7.900% due 4/30/18(h)	1,242,699
	Subordinated Notes:
250,000	5.750% due 1/2/13	253,860
30,000	6.125% due 6/27/17	29,572
	Leucadia National Corp., Senior Notes:
520,000	8.125% due 9/15/15	419,900
120,000	7.125% due 3/15/17	89,700
200,000	MUFG Capital Finance 1 Ltd., Preferred Securities, 6.346% due 7/25/16(e)(h)	139,534
450,000	Pemex Finance Ltd., Notes, 9.030% due 2/15/11	459,000
100,000	SMFG Preferred Capital, Bonds, 6.078% due 1/25/17(c)(e)(h)	67,963
	TNK-BP Finance SA:
1,430,000	Bonds, 7.500% due 7/18/16(c)	750,750
250,000	Senior Notes, 6.625% due 3/20/17(c)	121,250
4,585,000	Vanguard Health Holdings Co., II LLC, Senior Subordinated Notes, 9.000% due 10/1/14	3,851,400
	Total Diversified Financial Services	24,808,619

See Notes to Financial Statements.

Legg Mason Partners Capital and Income Fund 2008 Annual Report	31

Schedule of investments continued

December 31, 2008

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
FACE AMOUNT	SECURITY	VALUE

	Insurance — 0.3%
	American International Group Inc.:
$220,000	Medium-Term Notes, 5.850% due 1/16/18	$147,694
2,760,000	Senior Notes, 8.250% due 8/15/18(c)	2,023,077
130,000	MetLife Inc., Junior Subordinated Debentures, 6.400% due 12/15/36	78,181
1,700,000	Pacific Life Global Funding, Notes, 5.150% due 4/15/13(c)	1,598,748
490,000	Travelers Cos. Inc., Junior Subordinated Debentures, 6.250% due 3/15/37(e)	321,425
	Total Insurance	4,169,125
	Real Estate Investment Trusts (REITs) — 0.0%
700,000	Forest City Enterprises Inc., Senior Notes, 6.500% due 2/1/17	248,500
	Real Estate Management & Development — 0.0%
905,000	Ashton Woods USA LLC/Ashton Woods Finance Co., Senior Subordinated Notes, 9.500% due 10/1/15(f)	185,525
1,755,000	Realogy Corp., Senior Subordinated Notes, 12.375% due 4/15/15	245,700
	Total Real Estate Management & Development	431,225
	Thrifts & Mortgage Finance — 0.1%
20,000	Countrywide Financial Corp., Medium-Term Notes, 4.348% due 1/5/09(e)	20,000
1,300,000	Countrywide Home Loans Inc., Notes, 5.625% due 7/15/09	1,294,448
1,250,000	Ocwen Capital Trust I, Junior Subordinated Capital Securities, 10.875% due 8/1/27(a)	862,500
	Total Thrifts & Mortgage Finance	2,176,948
	TOTAL FINANCIALS	76,458,048
HEALTH CARE — 1.3%
	Health Care Equipment & Supplies — 0.1%
	Biomet Inc., Senior Notes:
230,000	10.375% due 10/15/17(g)	182,850
1,280,000	11.625% due 10/15/17	1,100,800
	Total Health Care Equipment & Supplies	1,283,650
	Health Care Providers & Services — 1.2%
2,650,000	Aetna Inc., Senior Notes, 6.500% due 9/15/18	2,529,353
	Cardinal Health Inc.:
70,000	Senior Bonds, 5.850% due 12/15/17	63,224
1,350,000	Senior Notes, 5.800% due 10/15/16	1,223,168
1,140,000	Community Health Systems Inc., Senior Notes, 8.875% due 7/15/15	1,054,500
	HCA Inc.:
2,090,000	Notes, 6.375% due 1/15/15	1,285,350

See Notes to Financial Statements.

32	Legg Mason Partners Capital and Income Fund 2008 Annual Report

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
FACE AMOUNT	SECURITY	VALUE

	Health Care Providers & Services — 1.2% continued
	Senior Secured Notes:
$1,080,000	9.250% due 11/15/16	$993,600
6,038,000	9.625% due 11/15/16(g)	4,724,735
3,075,000	IASIS Healthcare LLC/IASIS Capital Corp., Senior Subordinated Notes, 8.750% due 6/15/14	2,398,500
	Tenet Healthcare Corp., Senior Notes:
670,000	6.375% due 12/1/11	520,925
2,460,000	6.500% due 6/1/12	1,881,900
2,300,000	7.375% due 2/1/13	1,650,250
1,095,000	9.875% due 7/1/14	886,950
3,065,000	US Oncology Holdings Inc., Senior Notes, 8.334% due 3/15/12(e)(g)	1,946,275
80,000	WellPoint Inc., Senior Notes, 5.875% due 6/15/17	72,928
	Total Health Care Providers & Services	21,231,658
	Pharmaceuticals — 0.0%
2,243,000	Leiner Health Products Inc., Senior Subordinated Notes, 11.000% due 6/1/12(b)(f)	117,757
	TOTAL HEALTH CARE	22,633,065
INDUSTRIALS — 1.8%
	Aerospace & Defense — 0.3%
180,000	DRS Technologies Inc., Senior Subordinated Notes, 6.625% due 2/1/16	180,900
5,790,000	Hawker Beechcraft Acquisition Co., Senior Notes, 8.875% due 4/1/15(g)	1,997,550
5,465	Kac Acquisition Co., Subordinated Notes, 8.000% due 4/26/26(a)(b)(f)	0
2,330,000	L-3 Communications Corp., Senior Subordinated Notes, 7.625% due 6/15/12	2,283,400
	Total Aerospace & Defense	4,461,850
	Airlines — 0.1%
	Continental Airlines Inc., Pass-Through Certificates:
41,906	8.312% due 4/2/11(a)	31,430
230,000	7.339% due 4/19/14	133,400
2,020,000	DAE Aviation Holdings Inc., Senior Notes, 11.250% due 8/1/15(c)	838,300
	United Airlines Inc., Pass-Through Certificates:
245,469	7.811% due 10/1/09(a)	230,741
230,000	6.831% due 3/1/10	225,400
162,820	8.030% due 7/1/11	159,563
105,000	6.932% due 9/1/11	117,600
	Total Airlines	1,736,434

See Notes to Financial Statements.

Legg Mason Partners Capital and Income Fund 2008 Annual Report	33

Schedule of investments continued

December 31, 2008

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
FACE AMOUNT	SECURITY	VALUE

	Building Products — 0.5%
$5,000,000	American Standard Co. Inc., Senior Notes, 8.250% due 6/1/09	$5,030,845
3,515,000	Associated Materials Inc., Senior Subordinated Notes, 9.750% due 4/15/12	2,785,637
1,060,000	Nortek Inc., Senior Subordinated Notes, 8.500% due 9/1/14	249,100
3,116,000	NTK Holdings Inc., Senior Discount Notes, step bond to yield 18.030% due 3/1/14	685,520
	Total Building Products	8,751,102
	Commercial Services & Supplies — 0.3%
700,000	Allied Waste North America Inc., Senior Notes, 6.875% due 6/1/17	652,009
1,710,000	DynCorp International LLC/DIV Capital Corp., Senior Subordinated Notes, 9.500% due 2/15/13	1,489,837
1,420,000	Rental Services Corp., Senior Notes, 9.500% due 12/1/14	788,100
2,050,000	US Investigations Services Inc., Senior Subordinated Notes, 10.500% due 11/1/15(c)	1,506,750
570,000	Waste Management Inc., Senior Notes, 6.375% due 11/15/12	531,983
	Total Commercial Services & Supplies	4,968,679
	Construction & Engineering — 0.0%
860,000	CSC Holdings Inc., Senior Notes, 8.500% due 6/15/15(c)	761,100
	Electrical Equipment — 0.0%
490,000	Sensata Technologies B.V., Senior Notes, 8.000% due 5/1/14	222,950
	Industrial Conglomerates — 0.2%
450,000	General Electric Co., Notes, 5.000% due 2/1/13	455,497
	Sequa Corp., Senior Notes:
440,000	11.750% due 12/1/15(c)	169,400
470,201	13.500% due 12/1/15(c)(g)	152,815
	Tyco International Group SA:
	Notes:
40,000	6.125% due 1/15/09	39,948
1,170,000	6.000% due 11/15/13	1,098,958
300,000	Senior Notes, 6.375% due 10/15/11	295,068
1,780,000	Tyco International Ltd./Tyco International Finance SA, Senior Bonds, 6.875% due 1/15/21	1,378,985
	Total Industrial Conglomerates	3,590,671
	Road & Rail — 0.2%
3,445,000	Hertz Corp., Senior Subordinated Notes, 10.500% due 1/1/16	1,589,006
	Kansas City Southern de Mexico, Senior Notes:
2,090,000	9.375% due 5/1/12	1,922,800
30,000	7.625% due 12/1/13	24,750
100,000	Kansas City Southern Railway, Senior Notes, 7.500% due 6/15/09	100,750

See Notes to Financial Statements.

34	Legg Mason Partners Capital and Income Fund 2008 Annual Report

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
FACE AMOUNT	SECURITY	VALUE

	Road & Rail — 0.2% continued
$350,646	Union Pacific Corp., Pass-Through Certificates, 5.404% due 7/2/25	$413,272
	Total Road & Rail	4,050,578
	Trading Companies & Distributors — 0.2%
2,690,000	Ashtead Capital Inc., Notes, 9.000% due 8/15/16(c)	1,398,800
1,040,000	H&E Equipment Services Inc., Senior Notes, 8.375% due 7/15/16	556,400
2,075,000	Penhall International Corp., Senior Secured Notes, 12.000% due 8/1/14(c)	798,875
	Total Trading Companies & Distributors	2,754,075
	Transportation Infrastructure — 0.0%
	Swift Transportation Co., Senior Secured Notes:
380,000	9.899% due 5/15/15(c)(e)	32,775
990,000	12.500% due 5/15/17(c)	95,287
	Total Transportation Infrastructure	128,062
	TOTAL INDUSTRIALS	31,425,501
INFORMATION TECHNOLOGY — 0.2%
	Electronic Equipment, Instruments & Components — 0.1%
	NXP BV/NXP Funding LLC:
3,280,000	Senior Notes, 9.500% due 10/15/15	631,400
	Senior Secured Notes:
1,000,000	7.503% due 10/15/13(e)	336,250
85,000	7.875% due 10/15/14	33,575
	Total Electronic Equipment, Instruments & Components	1,001,225
	IT Services — 0.1%
430,000	Ceridian Corp., Senior Notes, 12.250% due 11/15/15(c)(g)	212,313
90,000	Electronic Data Systems Corp., Notes, 7.125% due 10/15/09	91,513
2,878,000	SunGard Data Systems Inc., Senior Subordinated Notes, 10.250% due 8/15/15	1,913,870
	Total IT Services	2,217,696
	Software — 0.0%
110,000	Activant Solutions Inc., Senior Subordinated Notes, 9.500% due 5/1/16	51,700
	TOTAL INFORMATION TECHNOLOGY	3,270,621
MATERIALS — 1.4%
	Chemicals — 0.1%
150,000	Arco Chemical Co., Debentures, 9.800% due 2/1/20(f)	17,250
	Georgia Gulf Corp., Senior Notes:
367,000	9.500% due 10/15/14	111,935
1,485,000	10.750% due 10/15/16	363,825

See Notes to Financial Statements.

Legg Mason Partners Capital and Income Fund 2008 Annual Report	35

Schedule of investments continued

December 31, 2008

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
FACE AMOUNT	SECURITY	VALUE

	Chemicals — 0.1% continued
$235,000	Huntsman International LLC, Senior Subordinated Notes, 7.875% due 11/15/14	$126,900
110,000	Montell Finance Co. BV, Debentures, 8.100% due 3/15/27(c)†	2,750
1,020,000	PPG Industries Inc., Senior Notes, 6.650% due 3/15/18	1,006,459
	Total Chemicals	1,629,119
	Containers & Packaging — 0.2%
2,385,000	Graphic Packaging International Corp., Senior Subordinated Notes, 9.500% due 8/15/13	1,657,575
1,105,000	Plastipak Holdings Inc., Senior Notes, 8.500% due 12/15/15(c)	745,875
	Total Containers & Packaging	2,403,450
	Metals & Mining — 0.8%
2,650,000	Barrick Gold Financeco LLC, Senior Notes, 6.125% due 9/15/13	2,515,274
4,085,000	Freeport-McMoRan Copper & Gold Inc., Senior Notes, 8.375% due 4/1/17	3,354,341
1,725,000	Metals USA Inc., Senior Secured Notes, 11.125% due 12/1/15	1,026,375
645,000	Noranda Aluminium Holding Corp., Senior Notes, 8.345% due 11/15/14(e)(g)	106,425
1,935,000	Novelis Inc., Senior Notes, 7.250% due 2/15/15	1,131,975
2,960,000	Ryerson Inc., Senior Secured Notes, 12.000% due 11/1/15(c)	1,842,600
	Steel Dynamics Inc., Senior Notes:
240,000	7.375% due 11/1/12	176,400
2,590,000	7.750% due 4/15/16(c)	1,806,525
610,000	Tube City IMS Corp., Senior Subordinated Notes, 9.750% due 2/1/15	216,550
	Vale Overseas Ltd., Notes:
50,000	8.250% due 1/17/34	53,385
2,050,000	6.875% due 11/21/36	1,865,910
	Total Metals & Mining	14,095,760
	Paper & Forest Products — 0.3%
3,000,000	Abitibi-Consolidated Co. of Canada, Senior Secured Notes, 13.750% due 4/1/11(c)	1,935,000
2,845,000	Appleton Papers Inc., Senior Subordinated Notes, 9.750% due 6/15/14	1,678,550
2,105,000	NewPage Corp., Senior Secured Notes, 9.443% due 5/1/12(e)	815,687
600,000	Weyerhaeuser Co., Senior Notes, 6.750% due 3/15/12	537,461
	Total Paper & Forest Products	4,966,698
	TOTAL MATERIALS	23,095,027
TELECOMMUNICATION SERVICES — 1.6%
	Diversified Telecommunication Services — 1.0%
385,000	Citizens Communications Co., Senior Notes, 7.875% due 1/15/27	225,225

See Notes to Financial Statements.

36	Legg Mason Partners Capital and Income Fund 2008 Annual Report

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
FACE AMOUNT	SECURITY	VALUE

	Diversified Telecommunication Services — 1.0% continued
$1,225,000	Deutsche Telekom International Finance, Senior Notes, 5.750% due 3/23/16	$1,174,314
10,000	Embarq Corp., Notes, 7.995% due 6/1/36	6,764
455,000	GT Group Telecom Inc., Senior Discount Notes, 13.250% due 2/1/10(a)(b)(f)	0
2,225,000	Hawaiian Telcom Communications Inc., Senior Subordinated Notes, 12.500% due 5/1/15(f)	22,250
3,610,000	Intelsat Bermuda Ltd., Senior Notes, 11.250% due 6/15/16	3,303,150
470,000	Koninklijke KPN NV, Senior Notes, 8.000% due 10/1/10	474,515
	Level 3 Financing Inc., Senior Notes:
500,000	9.250% due 11/1/14	292,500
300,000	6.845% due 2/15/15(e)	132,000
3,020,000	Nordic Telephone Co. Holdings, Senior Secured Bonds, 8.875% due 5/1/16(c)	2,129,100
3,645,000	Qwest Communications International Inc., Senior Notes, 7.500% due 2/15/14	2,624,400
380,000	Telecom Italia Capital S.p.A., Senior Notes, 5.250% due 10/1/15	289,660
1,585,000	Verizon Florida Inc., Senior Notes, 6.125% due 1/15/13	1,511,905
3,060,000	Virgin Media Finance PLC, Senior Notes, 9.125% due 8/15/16	2,279,700
2,110,000	Wind Acquisition Finance SA, Senior Bonds, 10.750% due 12/1/15(c)	1,825,150
2,060,000	Windstream Corp., Senior Notes, 8.625% due 8/1/16	1,833,400
	Total Diversified Telecommunication Services	18,124,033
	Wireless Telecommunication Services — 0.6%
480,000	ALLTEL Communications Inc., Senior Notes, 10.375% due 12/1/17(c)(g)	540,000
130,000	Cellco Partnership, Senior Notes, 8.500% due 11/15/18(c)	152,581
165,000	MetroPCS Wireless Inc., Senior Notes, 9.250% due 11/1/14	148,500
4,400,000	New Cingular Wireless Services Inc., Notes, 8.125% due 5/1/12	4,721,856
60,000	Nextel Communications Inc., Senior Notes, 6.875% due 10/31/13	25,513
	Sprint Capital Corp., Senior Notes:
3,385,000	8.375% due 3/15/12	2,709,767
1,000,000	6.875% due 11/15/28	596,208
10,000	8.750% due 3/15/32	6,763
3,060,000	True Move Co., Ltd., Notes, 10.750% due 12/16/13(c)	1,147,500
	Total Wireless Telecommunication Services	10,048,688
	TOTAL TELECOMMUNICATION SERVICES	28,172,721

See Notes to Financial Statements.

Legg Mason Partners Capital and Income Fund 2008 Annual Report	37

Schedule of investments continued

December 31, 2008

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
FACE AMOUNT	SECURITY	VALUE

UTILITIES — 1.8%
	Electric Utilities — 0.2%
$90,000	Duke Energy Corp., Senior Notes, 5.625% due 11/30/12	$91,736
30,000	Exelon Corp., Bonds, 5.625% due 6/15/35	18,988
	FirstEnergy Corp., Notes:
360,000	6.450% due 11/15/11	340,509
840,000	7.375% due 11/15/31	796,774
	Pacific Gas & Electric Co.:
50,000	First Mortgage Bonds, 6.050% due 3/1/34	53,279
500,000	Senior Notes, 4.200% due 3/1/11	494,187
2,330,000	Texas Competitive Electric Holding Co. LLC, Senior Notes, 10.500% due 11/1/16(c)(g)	1,176,650
	Total Electric Utilities	2,972,123
	Gas Utilities — 0.1%
2,410,000	Suburban Propane Partners LP/Suburban Energy Finance Corp., Senior Notes, 6.875% due 12/15/13	1,988,250
	Independent Power Producers & Energy Traders — 1.4%
	AES Corp., Senior Notes:
717,000	8.875% due 2/15/11	673,980
3,000,000	7.750% due 3/1/14	2,655,000
420,000	7.750% due 10/15/15	354,900
3,570,000	8.000% due 10/15/17	2,945,250
390,000	Dynegy Holdings Inc., Senior Notes, 7.750% due 6/1/19	271,050
3,000,000	Dynegy Inc., Bonds, 7.670% due 11/8/16	2,131,875
	Edison Mission Energy, Senior Notes:
1,130,000	7.750% due 6/15/16	1,011,350
765,000	7.200% due 5/15/19	631,125
600,000	7.625% due 5/15/27	468,000
9,280,000	Energy Future Holdings, Senior Notes, 11.250% due 11/1/17(c)(g)	4,547,200
	Mirant Mid Atlantic LLC, Pass-Through Certificates:
384,647	9.125% due 6/30/17	346,182
2,143,448	10.060% due 12/30/28	1,971,972
	NRG Energy Inc., Senior Notes:
1,300,000	7.250% due 2/1/14	1,218,750
5,185,000	7.375% due 2/1/16	4,835,013
200,000	7.375% due 1/15/17	184,500
1,325,000	TXU Corp., Senior Notes, 5.550% due 11/15/14	625,702
	Total Independent Power Producers & Energy Traders	24,871,849

See Notes to Financial Statements.

38	Legg Mason Partners Capital and Income Fund 2008 Annual Report

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
FACE AMOUNT	SECURITY	VALUE

	Multi-Utilities — 0.1%
	Dominion Resources Inc., Senior Notes:
$600,000	5.700% due 9/17/12	$594,596
910,000	8.875% due 1/15/19	982,331
	Total Multi-Utilities	1,576,927
	TOTAL UTILITIES	31,409,149
	TOTAL CORPORATE BONDS & NOTES (Cost — $447,806,817)	302,494,014
CONVERTIBLE BOND & NOTE — 1.6%
INFORMATION TECHNOLOGY — 1.6%
	Internet Software & Services — 1.6%
42,697,000	VeriSign Inc., 3.250% due 8/15/37 (Cost — $28,192,128)	27,059,224
MORTGAGE-BACKED SECURITIES — 2.8%
FHLMC — 1.2%
	Federal Home Loan Mortgage Corp. (FHLMC):
32,309	8.000% due 7/1/20(d)	34,087
9,234,832	5.108% due 6/1/35(d)(e)	9,326,596
300,762	6.664% due 8/1/36(d)(e)	307,785
520,601	6.874% due 8/1/36(d)(e)	527,245
781,869	6.453% due 9/1/36(d)(e)	803,028
327,533	6.647% due 10/1/36(d)(e)	334,263
567,281	5.927% due 5/1/37(d)(e)	583,116
	Gold:
700,437	7.000% due 6/1/17(d)	729,668
129,652	8.500% due 9/1/25(d)	140,032
983,420	6.500% due 3/1/26-8/1/29(d)	1,029,456
6,855,154	6.000% due 9/1/32-2/1/36(d)	7,074,652
	TOTAL FHLMC	20,889,928
FNMA — 1.5%
	Federal National Mortgage Association (FNMA):
644,310	6.500% due 10/1/10-5/1/29(d)	674,190
392,177	8.000% due 12/1/12-2/1/31(d)	401,125
463,250	5.500% due 1/1/14(d)	481,993
2,259,164	7.000% due 3/15/15-6/1/32(d)	2,386,034
7,781,145	5.000% due 7/1/18-7/1/38(d)	7,963,537
277,447	4.500% due 11/1/23(d)	282,586
37,090	9.000% due 1/1/24(d)	40,398
700,953	7.500% due 11/1/26-7/1/32(d)	743,351
43,131	8.500% due 10/1/30(d)	46,674
137,095	5.129% due 9/1/35(d)(e)	140,525
426,603	5.578% due 8/1/37(d)(e)	436,296

See Notes to Financial Statements.

Legg Mason Partners Capital and Income Fund 2008 Annual Report	39

Schedule of investments continued

December 31, 2008

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
FACE AMOUNT	SECURITY	VALUE

	Federal National Mortgage Association (FNMA): continued
$1,521,093	6.000% due 7/1/38(d)	$1,567,741
3,000,000	5.000% due 1/13/39(d)(i)	3,063,282
5,000,000	5.500% due 1/13/39(d)(i)	5,125,780
3,400,000	6.000% due 1/13/39(d)(i)	3,500,405
	TOTAL FNMA	26,853,917
GNMA — 0.1%
1,159,080	Government National Mortgage Association (GNMA), 7.000% due 2/15/24-12/15/31	1,226,867
	TOTAL MORTGAGE-BACKED SECURITIES (Cost — $47,914,333)	48,970,712
SOVEREIGN BONDS — 0.2%
	Mexico — 0.0%
	United Mexican States, Medium-Term Notes:
486,000	5.625% due 1/15/17	488,430
190,000	6.750% due 9/27/34	201,400
	Total Mexico	689,830
	Russia — 0.1%
1,942,360	Russian Federation, 7.500% due 3/31/30(c)	1,713,473
	Supranational — 0.1%
1,200,000	Corporacion Andina de Fomento, Notes, 6.875% due 3/15/12	1,162,531
	TOTAL SOVEREIGN BONDS (Cost — $3,953,991)	3,565,834
U.S. GOVERNMENT & AGENCY OBLIGATIONS — 0.3%
	U.S. Government Agencies — 0.2%
475,000	Federal Farm Credit Bank (FFCB), 3.750% due 4/9/10	492,762
	Federal Home Loan Bank (FHLB):
420,000	Bonds, 5.500% due 8/13/14	484,861
300,000	Global Bonds, 5.500% due 7/15/36	385,973
430,000	Federal Home Loan Mortgage Corp. (FHLMC), 5.250% due 2/24/11(d)	432,697
	Federal National Mortgage Association (FNMA):
790,000	Notes, 5.625% due 5/19/11(d)	801,744
660,000	Subordinated Notes, 5.250% due 8/1/12(d)	696,221
190,000	Tennessee Valley Authority, Bonds, 5.980% due 4/1/36	247,551
	Total U.S. Government Agencies	3,541,809
	U.S. Government Obligations — 0.1%
	U.S. Treasury Bonds:
20,000	8.750% due 5/15/17	29,438
20,000	4.750% due 2/15/37	27,875
170,000	U.S. Treasury Notes, 1.750% due 11/15/11	173,931

See Notes to Financial Statements.

40	Legg Mason Partners Capital and Income Fund 2008 Annual Report

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
FACE AMOUNT	SECURITY	VALUE

	U.S. Government Obligations — 0.1% continued
	U.S. Treasury Strip Principal (STRIPS):
$525,000	Zero coupon bond to yield 4.350% due 5/15/13	$491,218
500,000	Zero coupon bond to yield 4.829% due 2/15/16	414,864
	Total U.S. Government Obligations	1,137,326
	TOTAL U.S. GOVERNMENT & AGENCY OBLIGATIONS (Cost — $4,260,768)	4,679,135
U.S. TREASURY INFLATION PROTECTED SECURITIES — 0.3%
	U.S. Treasury Bonds, Inflation Indexed:
5,006,145	2.375% due 1/15/27(j)	5,030,785
368,995	3.875% due 4/15/29(j)	455,853
	TOTAL U.S. TREASURY INFLATION PROTECTED SECURITIES (Cost — $5,240,385)	5,486,638
WARRANTS
WARRANTS — 0.0%
505	Cybernet Internet Services International Inc., Expires 7/1/09(a)(b)(c)*	0
455	GT Group Telecom Inc., Class B Shares, Expires 2/1/10(a)(b)(c)*	0
485	IWO Holdings Inc., Expires 1/15/11(a)(b)(c)*	0
505	Merrill Corp., Class B Shares, Expires 5/1/09(a)(b)(c)*	0
	TOTAL WARRANTS (Cost — $194,409)	0
	TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENTS (Cost — $2,298,887,679)	1,534,114,421
FACE AMOUNT
SHORT-TERM INVESTMENTS — 11.2%
	U.S. Government Agency — 1.5%
$25,000,000	Federal Home Loan Bank (FHLB), Discount Notes, 0.751% due 2/2/09 (k) (Cost — $24,983,333)	24,983,333
	Repurchase Agreements — 9.7%
118,562,000	Interest in $125,000,000 joint tri-party repurchase agreement dated 12/31/08 with Barclays Capital Inc., 0.050% due 1/2/09; Proceeds at maturity — $118,562,329; (Fully collateralized by various U.S. government agency obligations, 0.770% to 5.000% due 8/25/09 to 7/15/14; Market value — $120,933,504)	118,562,000

See Notes to Financial Statements.

Legg Mason Partners Capital and Income Fund 2008 Annual Report	41

Schedule of investments continued

December 31, 2008

LEGG MASON PARTNERS CAPITAL AND INCOME FUND
FACE AMOUNT	SECURITY	VALUE

	Repurchase Agreements — 9.7% continued
$48,979,000	Interest in $228,139,000 joint tri-party repurchase agreement dated 12/31/08 with Morgan Stanley Inc., 0.020% due 1/2/09; Proceeds at maturity — $48,979,054; (Fully collateralized by various U.S. government agency obligations, 2.265% to 5.125% due 4/14/09 to 8/25/16; Market value — $50,866,744)	$48,979,000
	Total Repurchase Agreements (Cost — $167,541,000)	167,541,000
	TOTAL SHORT-TERM INVESTMENTS (Cost — $192,524,333)	192,524,333
	TOTAL INVESTMENTS — 100.2% (Cost — $2,491,412,012#)	1,726,638,754
	Liabilities in Excess of Other Assets — (0.2)%	(2,902,153)
	TOTAL NET ASSETS — 100.0%	$1,723,736,601

*	Non-income producing security.

(a)	Security is valued in good faith at fair value by or under the direction of the Board of Trustees (See Note 1).

(b)	Illiquid security.

(c)

Security is exempt from registration under Rule 144A of the Securities Act of 1933. This security may be resold in transactions that are exempt from registration, normally to qualified institutional buyers. This security has been deemed liquid pursuant to guidelines approved by the Board of Trustees, unless otherwise noted.

(d)	On September 7, 2008, the Federal Housing Finance Agency placed Fannie Mae and Freddie Mac into Conservatorship.

(e)	Variable rate security. Interest rate disclosed is that which is in effect at December 31, 2008.

(f)	Security is currently in default.

(g)	Payment-in-kind security for which part of the income earned may be paid as additional principal.

(h)	Security has no maturity date. The date shown represents the next call date.

(i)	This security is traded on a to-be-announced (“TBA”) basis (See Note 1).

(j)	All or a portion of this security is held at the broker as collateral for open futures contracts.

(k)	Rate shown represents yield-to-maturity.

†	Subsequent to the reporting period, security went into default.

#	Aggregate cost for federal income tax purposes is $2,500,499,613.

Abbreviations used in this schedule:
ADR	—American Depositary Receipt
ARM	—Adjustable Rate Mortgage
GMAC	—General Motors Acceptance Corp.
GSAMP	—Goldman Sachs Alternative Mortgage Products
MLCC	—Merrill Lynch Credit Corporation
PAC	—Planned Amortization Class
STRIPS	—Separate Trading of Registered Interest and Principal Securities

SCHEDULE OF WRITTEN OPTIONS
CONTRACTS	SECURITY	EXPIRATION DATE	STRIKE PRICE	VALUE
43	Eurodollar Futures, Call	3/16/09	$97.75	$129,538
43	Eurodollar Futures, Call	3/16/09	97.50	155,875
	TOTAL WRITTEN OPTIONS (Premiums received — $61,942)			$285,413

See Notes to Financial Statements.

42	Legg Mason Partners Capital and Income Fund 2008 Annual Report

Statement of assets and liabilities

December 31, 2008

ASSETS:
Investments, at value (Cost — $2,491,412,012)	$1,726,638,754
Foreign currency, at value (Cost — $66,233)	65,966
Cash	1,879,634
Dividends and interest receivable	13,419,840
Receivable for open forward currency contracts	2,000,273
Cash deposits with brokers for open futures and swap contracts	1,295,411
Receivable for Fund shares sold	982,461
Unrealized appreciation on swaps	612,547
Receivable for securities sold	422,431
Principal paydown receivable	166,374
Receivable for open swap contracts	12,988
Prepaid expenses	190,978
Total Assets	1,747,687,657
LIABILITIES:
Payable for securities purchased	11,871,550
Payable for Fund shares repurchased	6,432,264
Payable for open forward foreign currency contracts	1,403,953
Investment management fee payable	1,052,983
Payable to broker — variation margin on open futures contracts	624,270
Distribution fees payable	598,944
Premium received for open swaps	512,535
Written options, at value (premium received $61,942)	285,413
Unrealized depreciation on swaps	163,014
Trustees’ fees payable	89,591
Accrued expenses	916,539
Total Liabilities	23,951,056
TOTAL NET ASSETS	$1,723,736,601
NET ASSETS:
Par value (Note 6)	$1,747
Paid-in capital in excess of par value	2,777,518,719
Undistributed net investment income	37,562,696
Accumulated net realized loss on investments, futures contracts, written options, short sales, swap contracts and foreign currency transactions	(335,897,615)
Net unrealized depreciation on investments, futures contracts, written options, swap contracts and foreign currencies	(755,448,946)
TOTAL NET ASSETS	$1,723,736,601

See Notes to Financial Statements.

Legg Mason Partners Capital and Income Fund 2008 Annual Report	43

Statement of assets and liabilities continued

December 31, 2008

Shares Outstanding:
Class A	125,966,472
Class B	24,152,752
Class C	24,155,480
Class R	6,588
Class I	429,702
Net Asset Value:
Class A (and redemption price)	$9.91
Class B*	$9.75
Class C*	$9.76
Class R (and redemption price)	$9.91
Class I (and redemption price)	$10.12
Maximum Public Offering Price Per Share:
Class A (based on maximum initial sales charge of 5.75%)	$10.51

*	Redemption price per share is NAV of Class B and C shares reduced by a 5.00% and 1.00% CDSC, respectively, if shares are redeemed within one year from purchase payment (See Note 2).

See Notes to Financial Statements.

44	Legg Mason Partners Capital and Income Fund 2008 Annual Report

Statement of operations

For the year ended December 31, 2008

INVESTMENT INCOME:
Interest	$52,141,963
Dividends	35,815,917
Less: Foreign taxes withheld	(516,591)
Total Investment Income	87,441,289
EXPENSES:
Investment management fee (Note 2)	19,249,651
Distribution fees (Notes 2 and 4)	11,419,408
Transfer agent fees (Note 4)	3,033,770
Dividend expense on securities sold short	521,451
Trustees’ fees	204,990
Shareholder reports (Note 4)	166,158
Registration fees	112,183
Audit and tax	68,908
Legal fees	54,098
Insurance	45,316
Custody fees	29,090
Miscellaneous expenses	21,107
Total Expenses	34,926,130
Less: Fee waivers and/or expense reimbursements (Notes 2 and 4)	(77,252)
Fees paid indirectly (Note 1)	(374)
Net Expenses	34,848,504
NET INVESTMENT INCOME	52,592,785
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, FUTURES CONTRACTS, WRITTEN OPTIONS, SHORT SALES, SWAP CONTRACTS AND FOREIGN CURRENCY TRANSACTIONS (NOTES 1 AND 3):
Net Realized Gain (Loss) From:
Investment transactions	(353,751,897)
Futures contracts	21,939,471
Written options	11,341,427
Short sales	1,671,168
Swap contracts	89,091
Foreign currency transactions	852,295
Net Realized Loss	(317,858,445)
Change in Net Unrealized Appreciation/Depreciation From:
Investments	(809,207,470)
Futures contracts	8,972,615
Written options	(5,231,890)
Swap contracts	410,858
Foreign currencies	674,327
Change in Net Unrealized Appreciation/Depreciation	(804,381,560)
NET LOSS ON INVESTMENTS, FUTURES CONTRACTS, WRITTEN OPTIONS, SHORT SALES, SWAP CONTRACTS AND FOREIGN CURRENCY TRANSACTIONS	(1,122,240,005)
DECREASE IN NET ASSETS FROM OPERATIONS	$(1,069,647,220)

See Notes to Financial Statements.

Legg Mason Partners Capital and Income Fund 2008 Annual Report	45

Statements of changes in net assets

FOR THE YEARS ENDED DECEMBER 31,	2008	2007
OPERATIONS:
Net investment income	$52,592,785	$45,135,521
Net realized gain (loss)	(317,858,445)	426,114,183
Change in net unrealized appreciation/depreciation	(804,381,560)	(245,701,410)
Increase (Decrease) in Net Assets From Operations	(1,069,647,220)	225,548,294
DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTES 1 AND 5):
Net investment income	(14,495,422)	(45,896,633)
Net realized gains	(87,748,614)	(371,038,904)
Decrease in Net Assets From Distributions to Shareholders	(102,244,036)	(416,935,537)
FUND SHARE TRANSACTIONS (NOTE 6):
Net proceeds from sale of shares	210,814,219	348,092,840
Reinvestment of distributions	93,933,116	366,270,929
Cost of shares repurchased	(735,064,687)	(746,812,745)
Net assets of shares issued in connection with merger (Note 7)	—	138,433,104
Increase (Decrease) in Net Assets From Fund Share Transactions	(430,317,352)	105,984,128
DECREASE IN NET ASSETS	(1,602,208,608)	(85,403,115)
NET ASSETS:
Beginning of year	3,325,945,209	3,411,348,324
End of year*	$1,723,736,601	$3,325,945,209
*Includes undistributed and (overdistributed) net investment income, respectively of:	$37,562,696	$(63,771)

See Notes to Financial Statements.

46	Legg Mason Partners Capital and Income Fund 2008 Annual Report

Financial highlights

FOR A SHARE OF EACH CLASS OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH YEAR ENDED DECEMBER 31:
CLASS A SHARES[1]	2008	2007	2006	2005	2004
NET ASSET VALUE, BEGINNING OF YEAR	$16.03	$17.06	$17.12	$16.50	$15.55
INCOME (LOSS) FROM OPERATIONS:
Net investment income	0.30	0.26	0.48	0.53	0.54
Net realized and unrealized gain (loss)	(5.88)	0.88	1.45	0.62	0.94
Total income (loss) from operations	(5.58)	1.14	1.93	1.15	1.48
LESS DISTRIBUTIONS FROM:
Net investment income	(0.09)	(0.26)	(0.48)	(0.53)	(0.53)
Net realized gains	(0.45)	(1.91)	(1.51)	—	—
Total distributions	(0.54)	(2.17)	(1.99)	(0.53)	(0.53)
NET ASSET VALUE, END OF YEAR	$9.91	$16.03	$17.06	$17.12	$16.50
Total return[2]	(35.59)%	6.77%	11.69%[3]	7.11%	9.75%
NET ASSETS, END OF YEAR (MILLIONS)	$1,248	$2,300	$2,295	$1,602	$1,356
RATIOS TO AVERAGE NET ASSETS:
Gross expenses	1.12%	1.07%	1.09%[4]	1.13%	1.12%
Gross expenses, excluding dividend expense	1.10	1.07	1.09 [4]	1.13	1.12
Net expenses	1.12 [5]	1.07	1.08 [4,6]	1.13	1.09 [6]
Net expenses, excluding dividend expense	1.10 [5]	1.07	1.08 [4,6]	1.13	1.09 [6]
Net investment income	2.19	1.50	2.77	3.17	3.41
PORTFOLIO TURNOVER RATE	147%[7]	189%[8]	175%[7]	49%	66%

[1]	Per share amounts have been calculated using the average shares method.

[2]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[3]	The prior investment manager fully reimbursed the Fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would not have changed.

[4]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 1.08% and 1.07%, respectively.

[5]	The impact to the expense ratio was less than 0.01% as a result of fees paid indirectly.

[6]	Reflects fee waivers and/or expense reimbursements.

[7]

Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included, the portfolio turnover rate for the years ended December 31, 2008 and 2006 would have been 164% and 185%, respectively.

[8]	Including mortgage dollar roll transactions. If mortgage dollar roll transactions had been excluded, the portfolio turnover rate would have been 166% for the year ended December 31, 2007.

See Notes to Financial Statements.

Legg Mason Partners Capital and Income Fund 2008 Annual Report	47

Financial highlights continued

FOR A SHARE OF EACH CLASS OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH YEAR ENDED DECEMBER 31:
CLASS B SHARES[1]	2008	2007	2006	2005	2004
NET ASSET VALUE, BEGINNING OF YEAR	$15.84	$16.91	$16.99	$16.38	$15.45
INCOME (LOSS) FROM OPERATIONS:
Net investment income	0.22	0.16	0.39	0.43	0.45
Net realized and unrealized gain (loss)	(5.79)	0.87	1.43	0.63	0.93
Total income (loss) from operations	(5.57)	1.03	1.82	1.06	1.38
LESS DISTRIBUTIONS FROM:
Net investment income	(0.07)	(0.19)	(0.39)	(0.45)	(0.45)
Net realized gains	(0.45)	(1.91)	(1.51)	—	—
Total distributions	(0.52)	(2.10)	(1.90)	(0.45)	(0.45)
NET ASSET VALUE, END OF YEAR	$9.75	$15.84	$16.91	$16.99	$16.38
Total return[2]	(35.96)%	6.16%	11.03%[3]	6.60%	9.16%
NET ASSETS, END OF YEAR (MILLIONS)	$236	$512	$601	$599	$620
RATIOS TO AVERAGE NET ASSETS:
Gross expenses	1.70%	1.64%	1.65%[4]	1.66%	1.63%
Gross expenses, excluding dividend expense	1.68	1.64	1.65 [4]	1.66	1.63
Net expenses	1.70 [5]	1.64	1.64 [4,6]	1.66	1.61 [6]
Net expenses, excluding dividend expense	1.68 [5]	1.64	1.64 [4,6]	1.66	1.61 [6]
Net investment income	1.58	0.93	2.23	2.63	2.88
PORTFOLIO TURNOVER RATE	147%[7]	189%[8]	175%[7]	49%	66%

[1]	Per share amounts have been calculated using the average shares method.

[2]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[3]	The prior investment manager fully reimbursed the Fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would not have changed.

[4]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 1.64% and 1.63%, respectively.

[5]	The impact to the expense ratio was less than 0.01% as a result of fees paid indirectly.

[6]	Reflects fee waivers and/or expense reimbursements.

[7]

Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included, the portfolio turnover rate for the years ended December 31, 2008 and 2006 would have been 164% and 185%, respectively.

[8]	Including mortgage dollar roll transactions. If mortgage dollar roll transactions had been excluded, the portfolio turnover rate would have been 166% for the year ended December 31, 2007.

See Notes to Financial Statements.

48	Legg Mason Partners Capital and Income Fund 2008 Annual Report

FOR A SHARE OF EACH CLASS OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH YEAR ENDED DECEMBER 31:
CLASS C SHARES[1]	2008	2007	2006	2005	2004
NET ASSET VALUE, BEGINNING OF YEAR	$15.88	$16.96	$17.02	$16.42	$15.50
INCOME (LOSS) FROM OPERATIONS:
Net investment income	0.19	0.13	0.35	0.39	0.41
Net realized and unrealized gain (loss)	(5.80)	0.87	1.45	0.62	0.93
Total income (loss) from operations	(5.61)	1.00	1.80	1.01	1.34
LESS DISTRIBUTIONS FROM:
Net investment income	(0.06)	(0.17)	(0.35)	(0.41)	(0.42)
Net realized gains	(0.45)	(1.91)	(1.51)	—	—
Total distributions	(0.51)	(2.08)	(1.86)	(0.41)	(0.42)
NET ASSET VALUE, END OF YEAR	$9.76	$15.88	$16.96	$17.02	$16.42
Total return[2]	(36.09)%	5.98%	10.91%[3]	6.29%	8.83%
NET ASSETS, END OF YEAR (MILLIONS)	$236	$506	$513	$445	$392
RATIOS TO AVERAGE NET ASSETS:
Gross expenses	1.90%	1.82%	1.86%[4]	1.93%	1.90%
Gross expenses, excluding dividend expense	1.88	1.82	1.86 [4]	1.93	1.90
Net expenses	1.88 [5,6,7]	1.80 [6,7]	1.83 [4,6]	1.93	1.88 [6]
Net expenses, excluding dividend expense	1.86 [5,6,7]	1.80 [67]	1.83 [4,6]	1.93	1.88 [6]
Net investment income	1.41	0.78	2.02	2.37	2.63
PORTFOLIO TURNOVER RATE	147%[8]	189%[9]	175%[8]	49%	66%

[1]	Per share amounts have been calculated using the average shares method.

[2]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[3]	The prior investment manager fully reimbursed the Fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would not have changed.

[4]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 1.84% and 1.82%, respectively.

[5]	The impact to the expense ratio was less than 0.01% as a result of fees paid indirectly.

[6]	Reflects fee waivers and/or expense reimbursements.

[7]

Effective March 16, 2007, the manager has contractually agreed to waive fees and/or reimburse operating expenses (other than brokerage, taxes and extraordinary expenses) to limit total annual operating expenses to 1.79% for Class C shares until May 1, 2008.

[8]

Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included, the portfolio turnover rate for the years ended December 31, 2008 and 2006 would have been 164% and 185%, respectively.

[9]	Including mortgage dollar roll transactions. If mortgage dollar roll transactions had been excluded, the portfolio turnover rate would have been 166% for the year ended December 31, 2007.

See Notes to Financial Statements.

Legg Mason Partners Capital and Income Fund 2008 Annual Report	49

Financial highlights continued

FOR A SHARE OF EACH CLASS OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH PERIOD ENDED DECEMBER 31, UNLESS OTHERWISE NOTED:
CLASS R SHARES[1]	2008[2]
NET ASSET VALUE, BEGINNING OF PERIOD	$15.18
INCOME (LOSS) FROM OPERATIONS:
Net investment income	0.19
Net realized and unrealized loss	(5.11)
Total loss from operations	(4.92)
LESS DISTRIBUTIONS FROM:
Net investment income	(0.08)
Net realized gains	(0.27)
Total distributions	(0.35)
NET ASSET VALUE, END OF PERIOD	$9.91
Total return[3]	(32.82)%
NET ASSETS, END OF PERIOD (000s)	$65
RATIOS TO AVERAGE NET ASSETS:
Gross expenses[4]	1.33%
Gross expenses, excluding dividend expense[4]	1.30
Net expenses[4,5]	1.33
Net expenses, excluding dividend expense[4,5]	1.30
Net investment income[4]	2.15
PORTFOLIO TURNOVER RATE[6]	147%

[1]	Per share amounts have been calculated using the average shares method.

[2]	For the period April 30, 2008 (inception date) to December 31, 2008.

[3]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[4]	Annualized.

[5]	The impact to the expense ratio was less than 0.01% as a result of fees paid indirectly.

[6]	Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included, the portfolio turnover rate would have been 164% for the period ended December 31, 2008.

See Notes to Financial Statements.

50	Legg Mason Partners Capital and Income Fund 2008 Annual Report

FOR A SHARE OF EACH CLASS OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH YEAR ENDED DECEMBER 31:
CLASS I SHARES[1]	2008	2007	2006	2005	2004
NET ASSET VALUE, BEGINNING OF YEAR	$16.32	$17.33	$17.37	$16.72	$15.72
INCOME (LOSS) FROM OPERATIONS:
Net investment income	0.35	0.33	0.56	0.59	0.60
Net realized and unrealized gain (loss)	(6.00)	0.89	1.45	0.64	0.98
Total income (loss) from operations	(5.65)	1.22	2.01	1.23	1.58
LESS DISTRIBUTIONS FROM:
Net investment income	(0.10)	(0.32)	(0.54)	(0.58)	(0.58)
Net realized gains	(0.45)	(1.91)	(1.51)	—	—
Total distributions	(0.55)	(2.23)	(2.05)	(0.58)	(0.58)
NET ASSET VALUE, END OF YEAR	$10.12	$16.32	$17.33	$17.37	$16.72
Total return[2]	(35.37)%	7.13%	12.01%[3]	7.53%	10.32%
NET ASSETS, END OF YEAR (MILLIONS)	$4	$8	$2	$3	$3
RATIOS TO AVERAGE NET ASSETS:
Gross expenses	0.81%	0.77%	0.78%[4]	0.79%	0.77%
Gross expenses, excluding dividend expense	0.79	0.77	0.78 [4]	0.79	0.77
Net expenses	0.78 [5,6,7]	0.74 [6,7]	0.77 [4,6]	0.79	0.76 [6]
Net expenses, excluding dividend expense	0.76 [5,6,7]	0.74 [6,7]	0.77 [4,6]	0.79	0.76 [6]
Net investment income	2.54	1.85	3.12	3.50	3.58
PORTFOLIO TURNOVER RATE	147%[8]	189%[9]	175%[8]	49%	66%

[1]	Per share amounts have been calculated using the average shares method.

[2]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[3]	The prior investment manager fully reimbursed the Fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would not have changed.

[4]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 0.77% and 0.76%, respectively.

[5]	The impact to the expense ratio was less than 0.01% as a result of fees paid indirectly.

[6]	Reflects fee waivers and/or expense reimbursements.

[7]

Effective March 16, 2007, the manager has contractually agreed to waive fees and/or reimburse operating expenses (other than brokerage, taxes and extraordinary expenses) to limit total annual expenses to 0.74% until May 1, 2008.

[8]

Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included, the portfolio turnover rate for the years ended December 31, 2008 and 2006 would have been 164% and 185%, respectively.

[9]	Including mortgage dollar roll transactions. If mortgage dollar roll transactions had been excluded, the portfolio turnover rate would have been 166% for the year ended December 31, 2007.

See Notes to Financial Statements.

Legg Mason Partners Capital and Income Fund 2008 Annual Report	51

Notes to financial statements

1. Organization and significant accounting policies

Legg Mason Partners Capital and Income Fund (the “Fund”), is a separate diversified investment series of Legg Mason Partners Equity Trust (the “Trust”). The Trust, a Maryland business trust, is registered under the Investment Company Act of 1940, as amended, (the “1940 Act”), as an open-end management investment company.

The following are significant accounting policies consistently followed by the Fund and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ.

(a) Investment valuation. Equity securities for which market quotations are available are valued at the last reported sales price or official closing price on the primary market or exchange on which they trade. Debt securities are valued at the mean between the last quoted bid and asked prices provided by an independent pricing service that are based on transactions in debt obligations, quotations from bond dealers, market transactions in comparable securities and various other relationships between securities. Futures contracts are valued daily at the settlement price established by the board of trade or exchange on which they are traded. When prices are not readily available, or are determined not to reflect fair value, such as when the value of a security has been significantly affected by events after the close of the exchange or market on which the security is principally traded, but before the Fund calculates its net asset value, the Fund may value these securities at fair value as determined in accordance with the procedures approved by the Fund’s Board of Trustees. Short-term obligations with maturities of 60 days or less are valued at amortized cost, which approximates fair value.

Effective January 1, 2008, the Fund adopted Statement of Financial Accounting Standards No. 157 (“FAS 157”). FAS 157 establishes a single definition of fair value, creates a three-tier hierarchy as a framework for measuring fair value based on inputs used to value the Fund’s investments, and requires additional disclosure about fair value. The hierarchy of inputs is summarized below.

•	Level 1 — quoted prices in active markets for identical investments

•	Level 2 — other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

•	Level 3 — significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments)

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

52	Legg Mason Partners Capital and Income Fund 2008 Annual Report

The following is a summary of the inputs used in valuing the Fund’s assets carried at fair value:

	DECEMBER 31, 2008	QUOTED PRICES (LEVEL 1)	OTHER SIGNIFICANT OBSERVABLE INPUTS (LEVEL 2)	SIGNIFICANT UNOBSERVABLE INPUTS (LEVEL 3)
Investments in securities	$1,726,638,754	$996,048,003	$729,466,078	$1,124,673
Other financial instruments*	9,237,458	8,197,278	1,040,180	—
Total	$1,735,876,212	$1,004,245,281	$730,506,258	$1,124,673

*	Other financial instruments may include written options, futures, swaps and forward contracts.

Following is a reconciliation of investments in which significant unobservable inputs (Level 3) were used in determining fair value:

INVESTMENTS IN SECURITIES
Balance as of December 31, 2007	$155,303
Accrued premiums/discounts	10,224
Realized gain (loss)	1,037
Change in unrealized appreciation (depreciation)	(15,302)
Net purchases (sales)	(5,812)
Transfers in and/or out of Level 3	979,223
Balance as of December 31, 2008	$1,124,673

(b) Repurchase agreements. When entering into repurchase agreements, it is the Fund’s policy that its custodian or a third party custodian take possession of the underlying collateral securities, the market value of which, at all times, at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market to ensure the adequacy of the collateral. If the seller defaults, and the market value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Fund may be delayed or limited.

(c) Financial futures contracts. The Fund may enter into financial futures contracts to hedge against the economic impact of adverse changes in the market value of the portfolio securities because of the changes in stock market prices or interest rates, as a substitute for buying or selling securities, as a cash management technique, and to increase the Fund’s total return. Upon entering into a financial futures contract, the Fund is required to deposit cash or securities as initial margin, equal in value to a certain percentage of the contract amount (initial margin deposit). Additional securities are also segregated up to the current market value of the financial futures contracts. Subsequent payments, known as “variation margin,” are made or received by

Legg Mason Partners Capital and Income Fund 2008 Annual Report	53

Notes to financial statements continued

the Fund each day, depending on the daily fluctuations in the value of the underlying financial instruments. For foreign currency denominated futures contracts, variation margins are not settled daily. The Fund recognizes an unrealized gain or loss equal to the fluctuation in the value. When the financial futures contracts are closed, a realized gain or loss is recognized equal to the difference between the proceeds from (or cost of) the closing transactions and the Fund’s basis in the contracts.

The risks associated with entering into financial futures contracts include the possibility that a change in the value of the contract may not correlate with the changes in the value of the underlying financial instruments. In addition, investing in financial futures contracts involves the risk that the Fund could lose more than the initial margin deposit and subsequent payments required for a futures transaction. Risks may also arise upon entering into these contracts from the potential inability of the counterparties to meet the terms of their contracts.

(d) Written options. When the Fund writes an option, an amount equal to the premium received by the Fund is recorded as a liability, the value of which is marked-to-market daily to reflect the current market value of the option written. If the option expires, the Fund realizes a gain from investments equal to the amount of the premium received. When a written call option is exercised, the difference between the premium received plus the option exercise price and the Fund’s basis in the underlying security (in the case of a covered written call option), or the cost to purchase the underlying security (in the case of an uncovered written call option), including brokerage commission, is treated as a realized gain or loss. When a written put option is exercised, the amount of the premium received is subtracted from the cost of the security purchased by the Fund from the exercise of the written put option to form the Fund’s basis in the underlying security purchased. The writer or buyer of an option traded on an exchange can liquidate the position before the exercise of the option by entering into a closing transaction. The cost of a closing transaction is deducted from the original premium received resulting in a realized gain or loss to the Fund.

The risk in writing a covered call option is that the Fund may forego the opportunity of profit if the market price of the underlying security increases and the option is exercised. The risk in writing a put option is that the Fund may incur a loss if the market price of the underlying security decreases and the option is exercised. The risk in writing a call option is that the Fund is exposed to the risk of loss if the market price of the underlying security increases. In addition, there is the risk that the Fund may not be able to enter into a closing transaction because of an illiquid secondary market.

(e) Swap contracts. Swaps involve the exchange by the Fund with another party of the respective amounts payable with respect to a notional principal amount related to one or more indices or securities. The Fund may enter into these

54	Legg Mason Partners Capital and Income Fund 2008 Annual Report

transactions to preserve a return or spread on a particular investment or portion of its assets, as a duration management technique, or to protect against any increase in the price of securities the Fund anticipates purchasing at a later date.

The Fund may also use these transactions for speculative purposes, such as to obtain the price performance of a security without actually purchasing the security in circumstances where, for example, the subject security is illiquid, is unavailable for direct investment or available only on less attractive terms.

Swaps are marked-to-market daily based upon quotations from market makers and the change in value, if any, is recorded as an unrealized gain or loss in the Statement of Operations. Net receipts or payments of interest are recorded as realized gains or losses, respectively.

Swaps have risks associated with them, including possible default by the counterparty to the transaction, illiquidity and, where swaps are used as hedges, the risk that the use of a swap could result in losses greater than if the swap had not been employed.

(f) Credit default swaps. The Fund may enter into credit default swap (“CDS”) contracts for investment purposes, to manage its credit risk or to add leverage. CDS agreements involve one party making a stream of payments to another party in exchange for the right to receive a specified return in the event of a default by a third party, typically corporate issuers or sovereign issuers of an emerging country, on a specified obligation or in the event of a write-down, principal shortfall, interest shortfall or default of all or part of the referenced entities comprising a credit index. The Fund may use a CDS to provide a measure of protection against defaults of the issuers (i.e., to reduce risk where a Fund has exposure to the sovereign issuer) or to take an active long or short position with respect to the likelihood of a particular issuer’s default. As a seller of protection, the Fund generally receives an upfront payment or a stream of payments throughout the term of the swap provided that there is no credit event. If the Fund is a seller of protection and a credit event occurs, as defined under the terms of that particular swap agreement the maximum potential amount of future payments (undiscounted) that the Fund could be required to make under a credit default swap agreement, would be an amount equal to the notional amount of the agreement. These amounts of potential payments will be partially offset by any recovery of value from the respective referenced obligations. As a seller of protection, the Fund effectively adds leverage to its portfolio because, in addition to its total net assets, the Fund would be subject to investment exposure on the notional amount of the swap. As a buyer of protection, the Fund generally receives an amount up to the notional value of the swap if a credit event occurs.

Implied spreads are the theoretical price a lender receives for credit default protection. When spreads rise, market perceived credit risk rises and when

Legg Mason Partners Capital and Income Fund 2008 Annual Report	55

Notes to financial statements continued

spreads fall, market perceived credit risk falls. The implied credit spread of a particular referenced entity reflects the cost of buying/selling protection and may include upfront payments required to enter into the agreement. Wider credit spreads and decreasing market values, when compared to the notional amount of the swap, represent a deterioration of the referenced entity’s credit soundness and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement. Credit spreads utilized in determining the period end market value of credit default swap agreements on corporate issues or sovereign issues of an emerging country are disclosed in the Notes to Financial Statements and serve as an indicator of the current status of the payment/performance risk and represent the likelihood or risk of default for credit derivatives. For credit default swap agreements on asset-backed securities and credit indices, the quoted market prices and resulting values particularly in relation to the notional amount of the contract, as well as the annual payment rate serve as an indication of the current status of the payment/performance risk.

Payments received or made at the beginning of the measurement period are reflected as a premium on deposit, respectively on the Statement of Assets and Liabilities. These upfront payments are amortized over the life of the swap and are recognized as realized gain or loss on the Statement of Operations. A liquidation payment received or made at the termination of the swap is recognized as realized gain or loss on the Statement of Operations. Net periodic payments received or paid by the Fund are recognized as realized gain or loss at the time of receipt or payment on the Statement of Operations.

Entering into a CDS agreement involves, to varying degrees, elements of credit, market and documentation risk in excess of the related amounts recognized on the Statement of Assets and Liabilities. Such risks involve the possibility that there will be no liquid market for these agreements, that the counterparty to the agreement may default on its obligation to perform or disagree as to the meaning of the contractual terms in the agreement, and that there will be unfavorable changes in net interest rates.

(g) Mortgage dollar rolls. The Fund may enter into dollar rolls in which the Fund sells mortgage-backed securities for delivery in the current month, realizing a gain or loss, and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities to settle on a specified future date. During the roll period, the Fund forgoes interest paid on the securities. The Fund maintains a segregated account, the dollar value of which is at least equal to its obligations with respect to dollar rolls.

The Fund executes its mortgage dollar rolls entirely in the to-be-announced (“TBA”) market, where the Fund makes a forward commitment to purchase a security and, instead of accepting delivery, the position is offset by a sale of the security with a simultaneous agreement to repurchase at a future date. The Fund accounts for mortgage dollar rolls as purchases and sales.

56	Legg Mason Partners Capital and Income Fund 2008 Annual Report

The risk of entering into a mortgage dollar roll is that the market value of the securities the Fund is obligated to repurchase under the agreement may decline below the repurchase price. In the event the buyer of securities under a mortgage dollar roll files for bankruptcy or becomes insolvent, the Fund’s use of proceeds of the dollar roll may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund’s obligation to repurchase the securities.

(h) Securities traded on a to-be-announced basis. The Fund may trade securities on a to-be-announced (“TBA”) basis. In a TBA transaction, the Fund commits to purchasing or selling securities which have not yet been issued by the issuer and for which specific information is not known, such as the face amount and maturity date and the underlying pool of investments in U.S. government agency mortgage pass-through securities. Securities purchased on a TBA basis are not settled until they are delivered to the Fund, normally 15 to 45 days after purchase. Beginning on the date the Fund enters into a TBA transaction, cash, U.S. government securities or other liquid high-grade debt obligations are segregated in an amount equal in value to the purchase price of the TBA security. These securities are subject to market fluctuations and their current value is determined in the same manner as for other securities.

(i) Forward foreign currency contracts. The Fund may enter into a forward foreign currency contract to hedge against foreign currency exchange rate risk on its non-U.S. dollar denominated securities or to facilitate settlement of a foreign currency denominated portfolio transaction. A forward foreign currency contract is an agreement between two parties to buy and sell a currency at a set price with delivery and settlement at a future date. The contract is marked-to-market daily and the change in value is recorded by the Fund as an unrealized gain or loss. When a forward foreign currency contract is closed, through either delivery or offset by entering into another forward foreign currency contract, the Fund records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value of the contract at the time it was closed.

Forward foreign currency contracts involve elements of market risk in excess of the amounts reflected in the Statement of Assets and Liabilities. The Fund bears the risk of an unfavorable change in the foreign exchange rate underlying the forward foreign currency contract. Risks may also arise upon entering into these contracts from the potential inability of the counterparties to meet the terms of their contracts.

(j) Short sales of securities. A short sale is a transaction in which the Fund sells a security it does not own (but has borrowed) in anticipation of a decline in the market price of that security. To complete a short sale, the Fund may arrange through a broker to borrow the security to be delivered to the buyer. The proceeds received by the Fund for the short sale are retained by the broker until the Fund replaces the borrowed security. In borrowing the security to be

Legg Mason Partners Capital and Income Fund 2008 Annual Report	57

Notes to financial statements continued

delivered to the buyer, the Fund becomes obligated to replace the security borrowed at the market price at the time of replacement, whatever that price may be. A gain, limited to the price at which the Fund sold the security short, or a loss, unlimited in size, will be recognized upon the termination of a short sale.

Dividends declared on short positions existing on the record date are recorded on the ex-dividend date as an expense.

(k) Foreign currency translation. Investment securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates at the date of valuation. Purchases and sales of investment securities and income and expense items denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates on the respective dates of such transactions.

The Fund does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss on investments.

Net realized foreign exchange gains or losses arise from sales of foreign currencies, including gains and losses on forward foreign currency contracts, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the fair values of assets and liabilities, other than investments in securities, at the date of valuation, resulting from changes in exchange rates.

Foreign security and currency transactions may involve certain considerations and risks not typically associated with those of U.S. dollar denominated transactions as a result of, among other factors, the possibility of lower levels of governmental supervision and regulation of foreign securities markets and the possibility of political or economic instability.

(l) Stripped securities. The Fund invests in “Stripped Securities,” a term used collectively for stripped fixed income securities. Stripped securities can be principal only securities (“PO”), which are debt obligations that have been stripped of unmatured interest coupons or, interest only securities (“IO”), which are unmatured interest coupons that have been stripped from debt obligations. As is the case with all securities, the market value of Stripped Securities will fluctuate in response to changes in economic conditions, interest rates and the market’s perception of the securities. However, fluctuations in response to interest rates may be greater in Stripped Securities than for debt obligations of comparable maturities that pay interest currently. The amount of fluctuation increases with a longer period of maturity.

58	Legg Mason Partners Capital and Income Fund 2008 Annual Report

The yield to maturity on IO’s is sensitive to the rate of principal repayments (including prepayments) on the related underlying debt obligation and principal payments may have a material effect on yield to maturity. If the underlying debt obligation experiences greater than anticipated prepayments of principal, the Fund may not fully recoup its initial investment in IO’s.

(m) Credit and market risk. The Fund invests in high yield instruments that are subject to certain credit and market risks. The yields of high yield obligations reflect, among other things, perceived credit and market risks. The Fund’s investment in securities rated below investment grade typically involves risks not associated with higher rated securities including, among others, greater risk related to timely and ultimate payment of interest and principal, greater market price volatility and less liquid secondary market trading.

Investments in structured securities (such as those issued by Structured Investment Vehicles, or SIVs) which are collateralized by residential real estate mortgages are subject to certain credit and liquidity risks. When market conditions result in an increase in default rates of the underlying mortgages and the foreclosure values of underlying real estate properties are materially below the outstanding amount of these underlying mortgages, collection of the full amount of accrued interest and principal on these investments may be doubtful. Such market conditions may significantly impair the value of these investments resulting in a lack of correlation between their credit ratings and values.

(n) Security transactions and investment income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. Dividend income is recorded on the ex-dividend date. Foreign dividend income is recorded on the ex-dividend date or as soon as practicable after the Fund determines the existence of a dividend declaration after exercising reasonable due diligence. The cost of investments sold is determined by use of the specific identification method. To the extent any issuer defaults on an expected interest payment, the Fund’s policy is to generally halt any additional interest income accruals and consider the realizability of interest accrued up to the date of default.

(o) Distributions to shareholders. The fund generally makes monthly distributions, which may include a combination of net investment income and/or accumulated net realized capital gains that are otherwise required to be distributed. The fund may pay additional distributions and dividends at other times if necessary to avoid federal taxes. Distributions are recorded on ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

(p) Class accounting. Investment income, common expenses and realized/unrealized gain (loss) on investments are allocated to the various classes of the Fund on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that class.

Legg Mason Partners Capital and Income Fund 2008 Annual Report	59

Notes to financial statements continued

(q) Fees paid indirectly. The Fund’s custody fees are reduced according to a fee arrangement, which provides for a reduction based on the level of cash deposited with the custodian by the Fund. The amount is shown as a reduction of expenses on the Statement of Operations. Interest expense, if any, paid to the custodian related to cash overdrafts is included in interest expense in the Statement of Operations.

(r) Federal and other taxes. It is the Fund’s policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies. Accordingly, the Fund intends to distribute substantially all of its taxable income and net realized gains, if any, to shareholders each year. Therefore, no federal income tax provision is required in the Fund’s financial statements.

Management has analyzed the Fund’s tax positions taken on federal income tax returns for all open tax years and has concluded that as of December 31, 2008, no provision for income tax would be required in the Fund’s financial statements. The Fund’s federal and state income and federal excise tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by the Internal Revenue Service and state departments of revenue.

Under the applicable foreign tax laws, a withholding tax may be imposed on interest, dividends and capital gains at various rates.

(s) Reclassification. GAAP requires that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset values per share. During the current year, the following reclassifications have been made:

	UNDISTRIBUTED NET INVESTMENT INCOME	ACCUMULATED NET REALIZED LOSS
(a)	$(470,896)	$470,896

(a)

Reclassifications are primarily due to foreign currency transactions treated as ordinary income for tax purposes, differences between book and tax amortization of premium on fixed income securities, losses from mortgage backed securities treated as capital losses for tax purposes, book/tax differences in the treatment of distributions, and tax differences in the treatment of swap contracts.

2. Investment management agreement and other transactions with affiliates

Legg Mason Partners Fund Advisor, LLC (“LMPFA”) is the Fund’s investment manager. ClearBridge Advisors, LLC (“ClearBridge”), Western Asset Management Company (“Western Asset”) and Western Asset Management Company Limited (“Western Asset Limited”) are the Fund’s subadvisers. LMPFA, ClearBridge, Western Asset and Western Asset Limited are wholly-owned subsidiaries of Legg Mason, Inc. (“Legg Mason”).

60	Legg Mason Partners Capital and Income Fund 2008 Annual Report

Under the investment management agreement, the Fund pays an investment management fee calculated daily and paid monthly in accordance with the following breakpoint schedule:

AVERAGE DAILY NET ASSETS	ANNUAL RATE
First $1 billion	0.750%
Next $1 billion	0.725
Next $3 billion	0.700
Next $5 billion	0.675
Over $10 billion	0.650

LMPFA provides administrative and certain oversight services to the Fund. LMPFA delegates to the subadvisers the day-to-day portfolio management of the Fund, except for the management of cash and short-term instruments. For its services, LMPFA pays ClearBridge and Western Asset 70% of the net management fee it receives from the Fund. This fee is divided between the subadvisers, on a pro-rata basis, based on the assets allocated to each subadviser, from time to time. Western Asset Limited does not receive any compensation from the Fund and is compensated by Western Asset for its services to the Fund.

During the year ended December 31, 2008, the Fund was reimbursed for expenses in the amount of $77,252.

Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, serves as the Fund’s sole and exclusive distributor.

There is a maximum initial sales charge of 5.75% for Class A shares. There is a contingent deferred sales charge (“CDSC”) of 5.00% on Class B shares, which applies if redemption occurs within one year from purchase payment. This CDSC declines thereafter by 1.00% per year until no CDSC is incurred. Class C shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. In certain cases, Class A shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. This CDSC only applies to those purchases of Class A shares, which, when combined with current holdings of Class A shares, equal or exceed $1,000,000 in the aggregate. These purchases do not incur an initial sales charge.

For the year ended December 31, 2008, LMIS and its affiliates received sales charges of approximately $406,000 on sales of the Fund’s Class A shares. In addition, for the year ended December 31, 2008, CDSCs paid to LMIS and its affiliates were approximately:

	CLASS A	CLASS B	CLASS C
CDSCs	$2,000	$407,000	$14,000

The Fund had adopted an unfunded, non-qualified deferred compensation plan (the “Plan”) which allowed non-interested trustees (“Trustees”) to defer the

Legg Mason Partners Capital and Income Fund 2008 Annual Report	61

Notes to financial statements continued

receipt of all or a portion of the trustees’ fees earned until a later date specified by the Trustees. The deferred balances are reported in the Statement of Operations under Trustees’ fees and are considered a general obligation of the Fund and any payments made pursuant to the Plan will be made from the Fund’s general assets. The Plan was terminated effective January 1, 2007. This change will have no effect on fees previously deferred. As of December 31, 2008, the Fund had accrued $38,747 as deferred compensation payable.

Certain officers and one Trustee of the Trust are employees of Legg Mason or its affiliates and do not receive compensation from the Trust.

3. Investments

During the year ended December 31, 2008, the aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) and U.S Government & Agency Obligations were as follows:

	INVESTMENTS	U.S. GOVERNMENT & AGENCY OBLIGATIONS
Purchases	$3,404,264,163	$531,547,176
Sales	3,774,158,634	705,371,821

At December 31, 2008, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were as follows:

Gross unrealized appreciation	$17,699,027
Gross unrealized depreciation	(791,559,886)
Net unrealized depreciation	$(773,860,859)

At December 31, 2008, the Fund had the following open futures contracts:

	NUMBER OF CONTRACTS	EXPIRATION DATE	BASIS VALUE	MARKET VALUE	UNREALIZED GAIN
Contracts to Buy:
90 Day Eurodollar	460	3/09	$110,977,053	$113,781,000	$2,803,947
90 Day Eurodollar	43	6/09	10,507,168	10,628,525	121,357
90 Day Eurodollar	94	9/09	22,869,823	23,205,075	335,252
British Pound 90 Day	27	3/09	4,574,119	4,766,763	192,644
Euro Bundes Obligationer	37	3/09	6,398,187	6,420,748	22,561
U.S. Treasury 30-Year Bonds	108	3/09	13,192,830	14,909,063	1,716,233
U.S. Treasury 5-Year Notes	826	3/09	95,048,475	98,339,172	3,290,697
Net Unrealized Gain on Open Futures Contracts					$8,482,691

62	Legg Mason Partners Capital and Income Fund 2008 Annual Report

During the year ended December 31, 2008, written option transactions for the Fund were as follows:

	NUMBER OF CONTRACTS	PREMIUMS RECEIVED
Written options, outstanding December 31, 2007	51,684	$14,745,050
Options written	81,714	17,952,166
Options closed	(129,899)	(31,870,312)
Options expired	(3,413)	(764,962)
Written options, outstanding December 31, 2008	86	$61,942

At December 31, 2008, the Fund had the following open forward foreign currency contracts:

FOREIGN CURRENCY	LOCAL CURRENCY	MARKET VALUE	SETTLEMENT DATE	UNREALIZED GAIN(LOSS)
Contracts to Buy:
British Pound	2,784,000	$3,999,442	2/3/09	$(389,534)
Euro	5,150,000	7,149,406	2/3/09	549,681
Japanese Yen	835,590,000	9,223,195	2/3/09	696,767
				856,914
Contracts to Sell:
British Pound	2,784,000	3,999,442	2/3/09	502,286
Euro	5,960,000	8,273,876	2/3/09	(615,276)
Japanese Yen	835,510,000	9,222,312	2/3/09	(399,143)
British Pound	2,880,000	4,134,519	3/12/09	106,137
British Pound	2,780,000	3,990,960	3/12/09	145,402
				(260,594)
Net Unrealized Gain on Open Forward Foreign Currency Contracts				$596,320

At December 31, 2008, the Fund held the following swap contracts:

SWAP COUNTERPARTY (REFERENCE ENTITY)	NOTIONAL AMOUNT	TERMINATION DATE	PERIODIC PAYMENTS MADE BY THE FUND‡	PERIODIC PAYMENTS RECEIVED BY THE FUND‡	UNREALIZED APPRECIATION/ (DEPRECIATION)
Interest Rate Swaps:
Barclay’s Capital Inc.	$3,419,000	5/31/12	3-Month LIBOR	4.400% Quarterly	$279,934
					$279,934
Credit Default Swaps:
Barclay’s Capital Inc. (Juneau Investments LLC, 5.900% due 2/22/21)	160,000	12/20/12	3.600% quarterly	(a)	63,997
Barclay’s Capital Inc. (Juneau Investments LLC, 5.900% due 2/22/21)	100,000	12/20/12	3.600% quarterly	(a)	39,998
					103,995
Net Unrealized Appreciation on Open Swap Contracts					$383,929

‡	Percentage shown is an annual percentage rate.

(a)	As a buyer of protection, the Fund generally receives an amount up to the notional value of the swap if a credit event occurs.

Legg Mason Partners Capital and Income Fund 2008 Annual Report	63

Notes to financial statements continued

CREDIT DEFAULT SWAP ON CORPORATE ISSUES — SELL PROTECTION1

SWAP COUNTERPARTY (REFERENCE ENTITY)	NOTIONAL AMOUNT[2]	TERMINATION DATE	IMPLIED CREDIT SPREAD AT DECEMBER 31, 2008[3]	PERIODIC PAYMENTS RECEIVED BY THE FUND‡	MARKET VALUE	UPFRONT PREMIUMS PAID/ (RECEIVED)	UNREALIZED APPRECIATION/ (DEPRECIATION)
Barclay’s Capital Inc. (MBIA Insurance Corp., 5.376% due 10/6/10)	$190,000	12/20/12	33.97%	3.100% quarterly	$(96,726)	—	$(96,726)
Barclay’s Capital Inc. (MBIA Insurance Corp., 5.376% due 10/6/10)	130,000	12/20/12	33.97%	3.050% quarterly	(66,288)	—	(66,288)
Net Unrealized Appreciation (Depreciation) on Sales of Credit Default Swaps on Corporate Issues							$(163,014)

[1]

If the Fund is a seller of protection and a credit event occurs, as defined under the terms of that particular swap agreement, the Fund will either (i) pay to the buyer of protection an amount equal to the notional amount of the swap and take delivery of the referenced obligation or underlying securities comprising the referenced index or (ii) pay a net settlement amount in the form of cash or securities equal to the notional amount of the swap less the recovery value of the referenced obligation or underlying securities comprising the referenced Index.

[2]

The maximum potential amount the Fund could be required to make as a seller of credit protection or receive as a buyer of credit protection if a credit event occurs as defined under the terms of that particular swap agreement.

[3]

Implied credit spreads, utilized in determining the market value of credit default swap agreements on corporate issues or sovereign issues of an emerging country as of period end serve as an indicator of the current status of the payment/performance risk and represent the likelihood or risk of default for the credit derivative. The implied credit spread of a particular referenced entity reflects the cost of buying/selling protection and may include upfront entity’s credit soundness and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement. A credit spread identified as “Defaulted” indicates a credit event has occurred for the referenced entity or obligation.

‡	Percentage shown is an annual percentage rate.

CREDIT DEFAULT SWAP ON CREDIT INDICES — SELL PROTECTION1

SWAP COUNTERPARTY (REFERENCE ENTITY)	NOTIONAL AMOUNT[2]	TERMINATION DATE	PERIODIC PAYMENTS RECEIVED BY THE FUND‡	MARKET VALUE[3]	UPFRONT PREMIUMS PAID/ (RECEIVED)	UNREALIZED APPRECIATION/ (DEPRECIATION)
Morgan Stanley & Co., Inc. (CDX North America Crossover Index)	$14,500,000	12/20/13	1.500% quarterly	$(289,590)	$(512,535)	$222,945
Net Unrealized Appreciation (Depreciation) on Sales of Credit Default Swaps on Credit Indices						$222,945

[1]

If the Fund is a seller of protection and a credit event occurs, as defined under the terms of that particular swap agreement, the Fund will either (i) pay to the buyer of protection an amount equal to the notional amount of the swap and take delivery of the referenced obligation or underlying securities comprising the referenced index or (ii) pay a net settlement amount in the form of cash or securities equal to the notional amount of the swap less the recovery value of the referenced obligation or underlying securities comprising the referenced Index.

[2]

The maximum potential amount the Fund could be required to make as a seller of credit protection or receive as a buyer of credit protection if a credit event occurs as defined under the terms of that particular swap agreement.

[3]

The quoted market prices and resulting values for credit default swap agreements on asset-backed securities and credit indices serve as an indicator of the current status of the payment/performance risk and represent the likelihood of an expected liability (or profit) for the credit derivative should the notional amount of the swap agreement been closed/sold as

64	Legg Mason Partners Capital and Income Fund 2008 Annual Report

of the period end. Decreasing market values when compared to the notional amount of the swap, represent a deterioration of the referenced entity’s credit soundness and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement.

‡	Percentage shown is an annual percentage rate.

At December 31, 2008, the Fund held TBA securities with a total cost of $11,552,218.

4. Class specific expenses, waivers and/or reimbursements

The Fund has adopted a Rule 12b-1 distribution plan and under that plan each Fund pays a service fee with respect to its Class A, B, C and R shares calculated at the annual rate of 0.25% of the average daily net assets of each respective class. The Fund also pays a distribution fee with respect to its Class B, C and R shares calculated at the annual rate of 0.50%, 0.75% and 0.25% of the average daily net assets of each class, respectively. Distribution fees are accrued daily and paid monthly.

For the year ended December 31, 2008, class specific expenses were as follows:

	DISTRIBUTION FEES	TRANSFER AGENT FEES	SHAREHOLDER REPORTS EXPENSES
Class A	$4,668,474	$1,835,435	$116,672
Class B	2,892,460	691,449	30,156
Class C	3,858,189	505,269	18,837
Class R*	285	20	6
Class I	—	1,597	487
Total	$11,419,408	$3,033,770	$166,158

*	For the period April 30, 2008 (inception date) to December 31, 2008.

For the year ended December 31, 2008, class specific waivers and/or reimbursements were as follows:

WAIVERS/ REIMBURSEMENTS
Class A	—
Class B	—
Class C	$75,783
Class R*	—
Class I	1,469
Total	$77,252

*	For the period April 30, 2008 (inception date) to December 31, 2008.

Legg Mason Partners Capital and Income Fund 2008 Annual Report	65

Notes to financial statements continued

5. Distributions to Shareholders by Class

	YEAR ENDED DECEMBER 31, 2008	YEAR ENDED DECEMBER 31, 2007
Net Investment Income:
Class A	$11,162,275	$34,776,617
Class B	1,708,558	5,856,395
Class C	1,580,534	5,134,713
Class R*	538	—
Class I	43,517	128,908
Total	$14,495,422	$45,896,633
Net Realized Gains:
Class A	$61,688,918	$254,660,161
Class B	12,955,814	58,335,712
Class C	12,922,077	57,181,823
Class R*	1,803	—
Class I	180,002	861,208
Total	$87,748,614	$371,038,904

*	For the period April 30, 2008 (inception date) to December 31, 2008.

6. Shares of beneficial interest

At December 31, 2008, the Trust had an unlimited number of shares of beneficial interest authorized with a par value of $0.00001 per share. The Fund has the ability to issue multiple classes of shares. Each share of a class represents an identical interest and has the same rights, except that each class bears certain direct expenses specifically related to the distribution of its shares. Prior to April 16, 2007, the Fund had an unlimited number of shares of beneficial interest authorized with a par value of $0.001 per share.

Transactions in shares of each class were as follows:

	YEAR ENDED DECEMBER 31, 2008		YEAR ENDED DECEMBER 31, 2007
	SHARES	AMOUNT	SHARES	AMOUNT
Class A
Shares sold	10,156,949	$139,021,836	13,828,546	$241,837,258
Shares issued on reinvestment	5,140,194	67,303,964	15,601,157	256,399,806
Shares repurchased	(32,825,792)	(429,094,223)	(23,999,573)	(420,703,490)
Shares issued with merger	—	—	3,574,604	60,381,532
Net increase (decrease)	(17,528,649)	$(222,768,423)	9,004,734	$137,915,106
Class B
Shares sold	2,273,681	$30,807,854	3,123,031	$54,189,193
Shares issued on reinvestment	1,023,006	13,457,828	3,468,238	56,391,385
Shares repurchased	(11,462,240)	(151,657,622)	(10,581,964)	(183,475,732)
Shares issued with merger	—	—	778,390	13,022,411
Net decrease	(8,165,553)	$(107,391,940)	(3,212,305)	$(59,872,743)

66	Legg Mason Partners Capital and Income Fund 2008 Annual Report

	YEAR ENDED DECEMBER 31, 2008		YEAR ENDED DECEMBER 31, 2007
	SHARES	AMOUNT	SHARES	AMOUNT
Class C
Shares sold	2,909,727	$38,763,663	2,948,408	$51,232,670
Shares issued on reinvestment	983,979	12,959,128	3,228,611	52,593,061
Shares repurchased	(11,633,630)	(151,082,539)	(7,796,760)	(135,716,053)
Shares issued with merger	—	—	3,233,677	54,228,164
Net increase (decrease)	(7,739,924)	$(99,359,748)	1,613,936	$22,337,842
Class R*
Shares sold	6,588	$100,000	—	—
Shares issued on reinvestment	—	—	—	—
Shares repurchased	—	—	—	—
Net increase	6,588	$100,000	—	—
Class I
Shares sold	148,685	$2,120,866	46,462	$833,719
Shares issued on reinvestment	16,172	212,196	53,115	886,677
Shares repurchased	(221,658)	(3,230,303)	(381,937)	(6,917,470)
Shares issued with merger	—	—	629,197	10,800,997
Net increase (decrease)	(56,801)	$(897,241)	346,837	$5,603,923

*	For the period April 30, 2008 (inception date) to December 31, 2008.

7. Transfer of net assets

On March 16, 2007, the Fund acquired the assets and certain liabilities of the Legg Mason Partners Balanced Fund and the Legg Mason Balanced Trust (the “Acquired Funds”), pursuant to a plan of reorganization approved by Acquired Funds shareholders. Total shares issued by the Fund and the total net assets of the Legg Mason Partners Balanced Fund and the Legg Mason Balanced Trust on the date of the transfer were as follows:

ACQUIRED FUND	SHARES ISSUED BY THE FUND	TOTAL NET ASSETS OF THE ACQUIRED FUNDS
Legg Mason Partners Balanced Fund	5,245,584	$88,380,952
Legg Mason Balanced Trust	2,970,284	$50,052,152

As part of the reorganization, for each share they held, shareholders of Legg Mason Partners Balanced Fund Class A, Class B, Class C and Class O received 0.790040, 0.795103, 0.796557 and 0.787048 shares of the Fund’s Class A, Class B, Class C and Class I shares, respectively. Also, as part of the reorganization, for each share they held, shareholders of Legg Mason Balanced Trust Class FI, Primary Class and Institutional Class received 0.651559, 0.657772 and 0.637744 shares of the Fund’s Class A, Class C and Class I shares, respectively.

The total net assets of the Fund on the date of the transfer were $3,317,813,311.

Legg Mason Partners Capital and Income Fund 2008 Annual Report	67

Notes to financial statements continued

The total net assets of the Legg Mason Partners Balanced Fund and the Legg Mason Balanced Trust before acquisition included unrealized appreciation of $11,812,566 and $7,297,173, respectively, accumulated net realized gain/(loss) of $12,886 and $(411), respectively and accumulated net investment loss of $20,756 and $0, respectively. Total net assets of the Fund immediately after the transfer were $3,456,246,415. The transaction was structured to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

8. Income tax information and distributions to shareholders

Subsequent to the fiscal year end, the Fund has made the following distributions:

RECORD DATE PAYABLE DATE	CLASS A	CLASS B	CLASS C	CLASS R	CLASS I
1/29/2009 1/30/2009	$0.044000	$0.034700	$0.031800	$0.040800	$0.049600

The tax character of distributions paid during the fiscal years ended December 31, were as follows:

	2008	2007
Distributions Paid From:
Ordinary income	$83,141,727	$285,143,631
Net long-term capital gains	19,102,309	131,791,906
Total taxable distributions	$102,244,036	$416,935,537

As of December 31, 2008, the components of accumulated earnings on a tax basis were as follows:

Undistributed ordinary income — net	$35,202,365
Capital loss carryforward*	(210,345,047)
Other book/tax temporary differences(a)	(114,104,636)
Unrealized appreciation/(depreciation)(b)	(764,536,547)
Total accumulated earnings/(losses) — net	$(1,053,783,865)

*	As of December 31, 2008, the Fund had the following net capital loss carryforward remaining:

YEAR OF EXPIRATION	AMOUNT
12/31/2016	$(210,345,047)

This amount will be available to offset any future taxable capital gains.

(a)

Other book/tax temporary differences are attributable primarily to the tax deferral of losses on straddles, the realization for tax purposes of unrealized gains on certain futures contracts, the deferral of post-October capital losses for tax purposes, differences between book/tax accrual of interest income on certain securities and book/tax differences in the timing of the deductibility of various expenses.

(b)

The difference between book-basis and tax-basis unrealized appreciation/(depreciation) is attributable primarily to the tax deferral of losses on wash sales, the difference between book and tax amortization methods for premiums on fixed income securities and book/tax differences on partnership interest.

68	Legg Mason Partners Capital and Income Fund 2008 Annual Report

9. Regulatory matters

On May 31, 2005, the U.S. Securities and Exchange Commission (the “SEC”) issued an order in connection with the settlement of an administrative proceeding against Smith Barney Fund Management LLC (“SBFM”), a wholly-owned subsidiary of Legg Mason and Citigroup Global Markets Inc. (“CGM”), a former distributor of the Fund, relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds, including the Fund (the “Affected Funds”).

The SEC order found that SBFM and CGM willfully violated Section 206(1) of the Investment Advisers Act of 1940, as amended, and the rules promulgated thereunder (the “Advisers Act”). Specifically, the order found that SBFM and CGM knowingly or recklessly failed to disclose to the boards of the Affected Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group (“First Data”), the Affected Funds’ then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset Management (“CAM”), the Citigroup business unit that, at the time, included the Affected Funds’ investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as subtransfer agent to the affiliated transfer agent in exchange for, among other things, a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGM. The order also found that SBFM and CGM willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Affected Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Affected Funds’ best interests and that no viable alternatives existed.

SBFM and CGM do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding. The SEC censured SBFM and CGM and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order required Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Affected Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan submitted for the approval of the SEC. At this time, there is no certainty as to how the above described proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. The order also required that transfer agency fees received from the Affected Funds since December 1, 2004, less certain expenses, be placed in escrow and provided that a portion of such fees might be subsequently distributed in accordance with the terms of the order. On April 3, 2006, an

Legg Mason Partners Capital and Income Fund 2008 Annual Report	69

Notes to financial statements continued

aggregate amount of approximately $9 million held in escrow was distributed to the Affected Funds.

The order required SBFM to recommend a new transfer agent contract to the Affected Funds’ Fund boards within 180 days of the entry of the order; if a Citigroup affiliate submitted a proposal to serve as transfer agent or subtransfer agent, SBFM and CGM would have been required, at their expense, to engage an independent monitor to oversee a competitive bidding process. On November 21, 2005, and within the specified timeframe, the Affected Funds’ Boards selected a new transfer agent for the Affected Funds. No Citigroup affiliate submitted a proposal to serve as transfer agent. Under the order, SBFM also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004.

Although there can be no assurance, the manager does not believe that this matter will have a material adverse effect on the Affected Funds.

On December 1, 2005, Citigroup completed the sale of substantially all of its global asset management business, including SBFM, to Legg Mason.

10. Legal matters

Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were filed against CGM, a former distributor of the Fund, and other affiliated funds (collectively, the “Funds”) and a number of its then affiliates, including SBFM and Salomon Brothers Asset Management Inc. (“SBAM”), which were then investment adviser or manager to certain of the Funds (the “Managers”), substantially all of the mutual funds then managed by the Managers (the “Defendant Funds”), and Board members of the Defendant Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGM created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Managers caused the Defendant Funds to pay excessive brokerage commissions to CGM for steering clients towards proprietary funds. The complaints also alleged that the Defendants breached their fiduciary duty to the Defendant Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Defendant Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Defendant Funds’ contracts with the Managers, recovery of all fees paid to the Managers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. On May 27, 2005, all of the Defendants filed motions to dismiss the Complaint. On July 26, 2006, the court issued a decision and order (1) finding that plaintiffs lacked standing to sue on behalf of the shareholders of the Funds in which none of the plaintiffs had invested and dismissing those Funds from the case (although stating that they could be brought back into the case if standing as to them could be established), and (2) other than one stayed claim, dismissing all of the causes

70	Legg Mason Partners Capital and Income Fund 2008 Annual Report

of action against the remaining Defendants, with prejudice, except for the cause of action under Section 36(b) of the 1940 Act, which the court granted plaintiffs leave to repeal as a derivative claim.

On October 16, 2006, plaintiffs filed their Second Consolidated Amended Complaint (“Second Amended Complaint”) which alleges derivative claims on behalf of nine funds identified in the Second Amended Complaint, under Section 36(b) of the 1940 Act, against CAM, SBAM and SBFM as investment advisers to the identified funds, as well as CGM as a distributor for the identified funds (collectively, the “Second Amended Complaint Defendants”). The Fund was not identified in the Second Amended Complaint. The Second Amended Complaint alleges no claims against any of the funds or any of their Board Members. Under Section 36(b), the Second Amended Complaint alleges similar facts and seeks similar relief against the Second Amended Complaint Defendants as the Complaint.

On December 3, 2007, the court granted the Defendants’ motion to dismiss, with prejudice. On January 2, 2008, the plaintiffs filed a notice of appeal to the Second Circuit Court of Appeals.

Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed in the future.

* * *

Beginning in August 2005, five class action lawsuits alleging violations of federal securities laws and state law were filed against CGM and SBFM, (collectively, the “Defendants”) based on the May 31, 2005 settlement order issued against the Defendants by the SEC as described in Note 9. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the investment manager for the Smith Barney family of funds, rescission of the funds’ management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys’ fees and litigation expenses. The five actions were subsequently consolidated, and a consolidated complaint was filed.

On September 26, 2007, the United States District Court for the Southern District of New York issued an order dismissing the consolidated complaint, and judgement was later entered. An appeal has been filed and is pending before the U.S. Court of Appeals for the Second Circuit.

11. Recent accounting pronouncement

In March 2008, the Financial Accounting Standards Board issued the Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about the Fund’s derivative and hedging activities, including how such activities are accounted for and their effect on the Fund’s financial position, performance and cash flows. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statements and related disclosures.

Legg Mason Partners Capital and Income Fund 2008 Annual Report	71

Report of independent registered public accounting firm

The Board of Trustees and Shareholders Legg Mason Partners Equity Trust:

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Legg Mason Partners Capital and Income Fund, a series of Legg Mason Partners Equity Trust, as of December 31, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2008, by correspondence with the custodian and brokers or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Legg Mason Partners Capital and Income Fund as of December 31, 2008, and the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended, in conformity with U.S. generally accepted accounting principles.

New York, New York

February 24, 2009

72	Legg Mason Partners Capital and Income Fund 2008 Annual Report

Board approval of management and subadvisory agreements (unaudited)

At a meeting of the Fund’s Board of Trustees, the Board considered the re-approval for an annual period of the Fund’s management agreement, pursuant to which Legg Mason Partners Fund Advisor, LLC (the “Manager”) provides the Fund with investment advisory and administrative services, and the Fund’s sub-advisory agreements, pursuant to which ClearBridge Advisors, LLC, Western Asset Management Company and Western Asset Management Company, Ltd. (collectively, the “Sub-Advisers”) provide day-to-day management of the Fund’s portfolio. (The management agreement and sub-advisory agreements are collectively referred to as the “Agreements.”) The Manager and the Sub-Advisers are wholly-owned subsidiaries of Legg Mason, Inc. The Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “Independent Trustees”)) of the Fund were assisted in their review by Fund counsel and independent legal counsel and met with independent legal counsel in executive sessions separate from representatives of the Manager and the Sub-Advisers. The Independent Trustees requested and received information from the Manager and the Sub-Advisers they deemed reasonably necessary for their review of the Agreements and the performance of the Manager and the Sub-Advisers. Included was information about the Manager, the Sub-Advisers and the Fund’s distributor (including any distributors affiliated with the Fund during the past two years), as well as the management, sub-advisory and distribution arrangements for the Fund and other funds overseen by the Board. This information was initially reviewed by a special committee of the Independent Trustees and then by the full Board.

In voting to approve the Agreements, the Independent Trustees considered whether the approval of the Agreements would be in the best interests of the Fund and its shareholders, an evaluation based on several factors including those discussed below.

Nature, extent and quality of the services provided to the fund under the management agreement and sub-advisory agreements

The Board received and considered information regarding the nature, extent and quality of services provided to the Fund by the Manager and the Sub-Advisers under the Management Agreement and Sub-Advisory Agreements, respectively, during the past two years. The Trustees also considered the Manager’s supervisory activities over the Sub-Advisers. In addition, the Independent Trustees received and considered other information regarding the administrative and other services rendered to the Fund and its shareholders by the Manager. The Board noted information received at regular meetings throughout the year related to the services rendered by the Manager in its management of the Fund’s affairs, including the management of cash and short-term instruments, and the Manager’s role in coordinating the activities of the Sub-Advisers and the Fund’s other service providers. The Board’s evaluation of the services provided by the Manager and the Sub-Advisers took

Legg Mason Partners Capital and Income Fund	73

Board approval of management and subadvisory agreements (unaudited) continued

into account the Board’s knowledge and familiarity gained as Trustees of funds in the Legg Mason Partners fund complex, including the scope and quality of the investment management and other capabilities of the Manager and the Sub-Advisers and the quality of the Manager’s administrative and other services. The Board observed that the scope of services provided by the Manager had expanded over time as a result of regulatory and other developments, including maintaining and monitoring its own and the Fund’s expanded compliance programs. The Board reviewed information received from the Manager and the Fund’s Chief Compliance Officer regarding the Fund’s compliance policies and procedures established pursuant to Rule 38a-1 under the Investment Company Act of 1940, as amended.

The Board reviewed the qualifications, backgrounds and responsibilities of the Fund’s senior personnel and the portfolio management team primarily responsible for the day-to-day portfolio management of the Fund. The Board considered the degree to which the Manager implemented organizational changes to improve investment results and the services provided to the Legg Mason Partners fund complex. The Board also considered, based on its knowledge of the Manager and the Manager’s affiliates, the financial resources available to the Manager’s parent organization, Legg Mason, Inc.

The Board also considered the division of responsibilities between the Manager and the Sub-Advisers and the oversight provided by the Manager. The Board also considered the Manager’s and the Sub-Advisers’ brokerage policies and practices, the standards applied in seeking best execution, the Manager’s policies and practices regarding soft dollars, and the existence of quality controls applicable to brokerage allocation procedures. In addition, management also reported to the Board on, among other things, its business plans, recent organizational changes, portfolio manager compensation plan and policy regarding portfolio managers’ ownership of fund shares.

The Board concluded that, overall, it was satisfied with the nature, extent and quality of services provided (and expected to be provided) under the respective Agreement by the Manager and the Sub-Advisers.

Fund performance

The Board received and reviewed performance information for the Fund and for all retail and institutional mixed-asset target allocation growth funds (the “Performance Universe”) selected by Lipper, Inc. (“Lipper”), an independent provider of investment company data. The Board was provided with a description of the methodology Lipper used to determine the similarity of the Fund with the funds included in the Performance Universe. The Trustees noted that they also had received and discussed with management information at periodic intervals comparing the Fund’s performance to that of its benchmark index. The information comparing the Fund’s performance to that of the Performance Universe was for the one-, three-, five- and ten-year periods

74	Legg Mason Partners Capital and Income Fund

ended June 30, 2008. The Fund performed better than the median during each period and was in the first quintile for funds in the Performance Universe for the five- and ten-year periods. The Board also reviewed performance information provided by the Manager for periods ended September 30, 2008, which showed the Fund’s performance was lower than the Lipper category average during the third quarter. The Trustees then discussed with representatives of management the portfolio management strategy of the Fund’s portfolio managers. The Trustees also noted that the Manager was committed to providing the resources necessary to assist the portfolio managers and continue to improve Fund performance. Based on its review, the Board generally was satisfied with the Fund’s performance and management’s efforts to continue to improve performance going forward. The Board determined to continue to evaluate the Fund’s performance and directed the Independent Trustees’ performance committee to continue to periodically review Fund performance with the Manager and report to the full Board during periods between Board meetings.

Management fees and expense ratios

The Board reviewed and considered, the contractual management fee (the “Contractual Management Fee”) payable by the Fund to the Manager in light of the nature, extent and quality of the management and sub-advisory services provided by the Manager and the Sub-Advisers, respectively. The Board noted that the Manager, and not the Fund, pays the sub-advisory fees to the Sub-Advisers and, accordingly, that the retention of the Sub-Advisers does not increase the fees and expenses incurred by the Fund.

The Board also reviewed information regarding the fees the Manager and the Sub-Advisers charged any of their U.S. clients investing primarily in an asset class similar to that of the Fund including, where applicable, separate accounts. The Manager reviewed with the Board the significant differences in the scope of services provided to the Fund and to such other clients, noting that the Fund is provided with regulatory compliance and administrative services, office facilities and Fund officers (including the Fund’s chief financial, chief legal and chief compliance officers), and that the Manager coordinates and oversees the provision of services to the Fund by other fund service providers, including the Sub-Advisers. The Board considered the fee comparisons in light of the scope of services required to manage these different types of accounts.

The Board received an analysis of complex-wide management fees provided by the Manager, which, among other things, set out a framework of fees based on asset classes. Management also discussed with the Board the Fund’s distribution arrangements, including how amounts received by the Fund’s distributors are expended, and the fees received and expenses incurred in connection with such arrangements by affiliates of the Manager.

Legg Mason Partners Capital and Income Fund	75

Board approval of management and subadvisory agreements (unaudited) continued

Additionally, the Board received and considered information comparing the Fund’s Contractual Management Fee and the Fund’s overall expense ratio with those of a group of ten retail front-end load mixed-asset target allocation growth funds selected by Lipper as comparable to the Fund (the “Expense Group”), and a broader group of funds selected by Lipper consisting of all retail front-end load mixed-asset target allocation growth funds (the “Expense Universe”). This information showed that, while the Fund’s Contractual Management Fee was higher than the median of management fees paid by the other funds in the Expense Group and higher than the average management fee paid by the other funds in the Expense Universe, the Fund’s actual total expense ratio was lower than the median of the total expense ratios of the funds in the Expense Group and lower than the average total expense ratio of the other funds in the Expense Universe.

Manager profitability

The Board received and considered a profitability analysis of the Manager and its affiliates in providing services to the Fund. The Board also received profitability information with respect to the Legg Mason Partners fund complex as a whole. In addition, the Board received information with respect to the Manager’s allocation methodologies used in preparing this profitability data as well as a report from an outside consultant that had reviewed the Manager’s methodology. The Board also noted the profitability percentage ranges determined by appropriate court cases to be reasonable given the services rendered to investment companies. The Board determined that the Manager’s profitability was not excessive in light of the nature, extent and quality of the services provided to the Fund.

Economies of scale

The Board received and considered information regarding whether there have been economies of scale with respect to the management of the Fund as the Fund’s assets grow, whether the Fund has appropriately benefited from any economies of scale, and whether there is potential for realization of any further economies of scale. The Board considered whether economies of scale in the provision of services to the Fund were being passed along to the shareholders.

The Board noted that the Manager instituted breakpoints in the Fund’s Contractual Management Fee, reflecting the potential for reducing the Contractual Management Fee as the Fund’s assets grow. The Board noted that the Fund’s assets exceeded the specified asset level at which one or more breakpoints to its Contractual Management Fee are triggered. Accordingly, the Fund and its shareholders realized economies of scale because the total expense ratio of the Fund was lower than it would have been if no breakpoints were in place. The Board also considered whether the breakpoint fee structure was a reasonable means of sharing any economies of scale, taking into consideration other efficiencies that might accrue as the Fund’s assets

76	Legg Mason Partners Capital and Income Fund

increase. The Board also noted that as the Fund’s assets increase over time, the Fund and its shareholders should realize economies of scale as certain expenses, such as fixed fund fees, become a smaller percentage of overall assets. The Board noted that it appeared that the benefits of any economies of scale also have been appropriately shared with shareholders through increased investment in fund management and administration resources.

Taking all of the above into consideration, the Board determined that the management fee was reasonable in light of the comparative performance and expense information and the nature, extent and quality of the services provided to the Fund under the Agreements.

Other benefits to the manager

The Board considered other benefits received by the Manager and its affiliates, including the Sub-Advisers, as a result of the Manager’s relationship with the Fund, including the opportunity to offer additional products and services to Fund shareholders.

In light of the costs of providing investment management and other services to the Fund and the Manager’s ongoing commitment to the Fund, the profits and other ancillary benefits that the Manager and its affiliates received were considered reasonable.

Based on their discussions and considerations, including those described above, the Trustees approved the Management Agreement and the Sub-Advisory Agreements to continue for another year.

No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the Management Agreement and the Sub-Advisory Agreements.

Legg Mason Partners Capital and Income Fund	77

Additional information (unaudited)

Information about Trustees and Officers

The business and affairs of the Legg Mason Partners Capital and Income Fund (the “Fund”) are managed under the direction of the Board of Trustees. Information pertaining to the Trustees and Officers is set forth below. The Statement of Additional Information includes additional information about Trustees and is available, without charge, upon request by calling Legg Mason Partners Shareholder Services at 1-800-451-2010.

NON-INTERESTED TRUSTEES
PAUL R. ADES c/o R. Jay Gerken, CFA, Legg Mason & Co., LLC (“Legg Mason”) 620 Eighth Avenue, New York, NY 10018
Birth year	1940
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1983
Principal occupation(s) during past five years	Law Firm of Paul R. Ades, PLLC (since 2000)
Number of portfolios in fund complex overseen by Trustee	57
Other board memberships held by Trustee	None
ANDREW L. BREECH c/o R. Jay Gerken, CFA, Legg Mason 620 Eighth Avenue, New York, NY 10018
Birth year	1952
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1991
Principal occupation(s) during past five years	President, Dealer Operating Control Service, Inc. (automotive retail management) (since 1985)
Number of portfolios in fund complex overseen by Trustee	57
Other board memberships held by Trustee	None
DWIGHT B. CRANE c/o R. Jay Gerken, CFA, Legg Mason 620 Eighth Avenue, New York, NY 10018
Birth year	1937
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1981
Principal occupation(s) during past five years	Independent Consultant (since 1969); formerly, Professor, Harvard Business School (from 1969 to 2007)
Number of portfolios in fund complex overseen by Trustee	57
Other board memberships held by Trustee	None

78	Legg Mason Partners Capital and Income Fund

ROBERT M. FRAYN, JR. c/o R. Jay Gerken, CFA, Legg Mason 620 Eighth Avenue, New York, NY 10018
Birth year	1934
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1981
Principal occupation(s) during past five years	Retired
Number of portfolios in fund complex overseen by Trustee	57
Other board memberships held by Trustee	None
FRANK G. HUBBARD c/o R. Jay Gerken, CFA, Legg Mason 620 Eighth Avenue, New York, NY 10018
Birth year	1937
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1993
Principal occupation(s) during past five years	President of Avatar International, Inc. (business development) (since 1998)
Number of portfolios in fund complex overseen by Trustee	57
Other board memberships held by Trustee	None
HOWARD J. JOHNSON c/o R. Jay Gerken, CFA, Legg Mason 620 Eighth Avenue, New York, NY 10018
Birth year	1938
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	From 1981 to 1998 and 2000 to Present
Principal occupation(s) during past five years	Chief Executive Officer, Genesis Imaging LLC (technology company) (since 2003)
Number of portfolios in fund complex overseen by Trustee	57
Other board memberships held by Trustee	None

Legg Mason Partners Capital and Income Fund	79

Additional information (unaudited) continued

Information about Trustees and Officers

DAVID E. MARYATT c/o R. Jay Gerken, CFA, Legg Mason 620 Eighth Avenue, New York, NY 10018
Birth year	1936
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1983
Principal occupation(s) during past five years	Private Investor; President and Director, ALS Co. (real estate management and development firm) (since 1993)
Number of portfolios in fund complex overseen by Trustee	57
Other board memberships held by Trustee	None
JEROME H. MILLER c/o R. Jay Gerken, CFA, Legg Mason 620 Eighth Avenue, New York, NY 10018
Birth year	1938
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1995
Principal occupation(s) during past five years	Retired
Number of portfolios in fund complex overseen by Trustee	57
Other board memberships held by Trustee	None
KEN MILLER c/o R. Jay Gerken, CFA, Legg Mason 620 Eighth Avenue, New York, NY 10018
Birth year	1942
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1983
Principal occupation(s) during past five years	President of Young Stuff Apparel Group, Inc. (apparel manufacturer) (since 1963)
Number of portfolios in fund complex overseen by Trustee	57
Other board memberships held by Trustee	None

80	Legg Mason Partners Capital and Income Fund

JOHN J. MURPHY c/o R. Jay Gerken, CFA, Legg Mason 620 Eighth Avenue, New York, NY 10018
Birth year	1944
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 2002
Principal occupation(s) during past five years	President; Murphy Capital Management (investment advice) (since 1983)
Number of portfolios in fund complex overseen by Trustee	57
Other board memberships held by Trustee	Director, Nicholas Applegate funds; Trustee; Consulting Group Capital Markets Funds; formerly, Director, Atlantic Stewardship Bank (from 2004 to 2005); Director, Barclays International Funds Group Ltd. and affiliated companies (from 1983 to 2003)
THOMAS F. SCHLAFLY c/o R. Jay Gerken, CFA, Legg Mason 620 Eighth Avenue, New York, NY 10018
Birth year	1948
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1983
Principal occupation(s) during past five years	Of Counsel, Husch Blackwell Sanders LLP (law firm) (since 1984); President, The Saint Louis Brewery, Inc. (brewery) (since 1989)
Number of portfolios in fund complex overseen by Trustee	57
Other board memberships held by Trustee	Director, Citizens National Bank of Greater St. Louis, Maplewood, MO (since 2006)
JERRY A. VISCIONE c/o R. Jay Gerken, CFA, Legg Mason 620 Eighth Avenue, New York, NY 10018
Birth year	1944
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1993
Principal occupation(s) during past five years	Retired
Number of portfolios in fund complex overseen by Trustee	57
Other board memberships held by Trustee	None

Legg Mason Partners Capital and Income Fund	81

Additional information (unaudited) continued

Information about Trustees and Officers

INTERESTED TRUSTEE
R. JAY GERKEN, CFA[3] Legg Mason 620 Eighth Avenue, New York, NY 10018
Birth year	1951
Position(s) held with Fund[1]	Trustee, President, Chairman, and Chief Executive Officer
Term of office[1] and length of time served[2]	Since 2002
Principal occupation(s) during past five years	Managing Director of Legg Mason; Chairman of the Board and Trustee/Director of 159 funds associated with Legg Mason Partners Fund Advisor, LLC (“LMPFA”) and its affiliates; President of LMPFA (since 2006); Chairman, President and Chief Executive Officer of certain mutual funds associated with Legg Mason and its affiliates; formerly, Chairman, Smith Barney Fund Management LLC (“SBFM”) and CitiFund Management Inc. (“CFM”) (from 2002 to 2005); formerly, Chairman President and Chief Executive Officer of Travelers Investment Adviser, Inc. (“TIA”) (from 2002 to 2005)
Number of portfolios in fund complex overseen by Trustee	146
Other board memberships held by Trustee	Trustee, Consulting Group Capital Markets Funds (from 2002 to 2006)
OFFICERS
KAPREL OZSOLAK Legg Mason 55 Water Street, New York, NY 10041
Birth year	1965
Position(s) held with Fund[1]	Chief Financial Officer and Treasurer
Term of office[1] and length of time served[2]	Since 2004
Principal occupation(s) during past five years	Director of Legg Mason; Chief Financial Officer and Treasurer of certain mutual funds associated with Legg Mason; formerly, Controller of certain mutual funds associated with certain predecessor firms of Legg Mason (from 2002 to 2004)
TED P. BECKER Legg Mason 620 Eighth Avenue, New York, NY 10018
Birth year	1951
Position(s) held with Fund[1]	Chief Compliance Officer
Term of office[1] and length of time served[2]	Since 2006
Principal occupation(s) during past five years	Director of Global Compliance at Legg Mason (since 2006); Chief Compliance Officer of LMPFA (since 2006); Managing Director of Compliance at Legg Mason (since 2005); Chief Compliance Officer with certain mutual funds associated with Legg Mason, LMPFA and certain affiliates (since 2006); formerly, Managing Director of Compliance at CAM or its predecessor (from 2002 to 2005);

82	Legg Mason Partners Capital and Income Fund

JOHN CHIOTA Legg Mason 100 First Stamford Place, Stamford, CT 06902
Birth year	1968
Position(s) held with Fund[1]	Chief Anti-Money Laundering Compliance Officer/Identity Theft Prevention Officer
Term of office[1] and length of time served[2]	Since 2006/2008
Principal occupation(s) during past five years	Identity Theft Prevention Officer with certain mutual funds associated with Legg Mason or its affiliates (since 2008); Chief Anti-Money Laundering Compliance Officer with certain mutual funds associated with Legg Mason or its affiliates (since 2006); Vice President of Legg Mason or its predecessor (since 2004); Prior to August 2004, Chief AML Compliance Officer with TD Waterhouse
ROBERT I. FRENKEL Legg Mason 100 First Stamford Place, Stamford, CT 06902
Birth year	1954
Position(s) held with Fund[1]	Secretary and Chief Legal Officer
Term of office[1] and length of time served[2]	Since 2003
Principal occupation(s) during past five years	Managing Director and General Counsel of Global Mutual Funds for Legg Mason and its predecessors (since 1994); Secretary and Chief Legal Officer of mutual funds associated with Legg Mason (since 2003); formerly, Secretary of CFM (from 2001 to 2004)
THOMAS C. MANDIA Legg Mason 100 First Stamford Place, Stamford, CT 06902
Birth year	1962
Position(s) held with Fund[1]	Assistant Secretary
Term of office[1] and length of time served[2]	Since 2000
Principal occupation(s) during past five years	Managing Director and Deputy General Counsel of Legg Mason (since 2005); Managing Director and Deputy General Counsel for CAM (from 1992 to 2005)
ALBERT LASKAJ Legg Mason 55 Water Street, New York, NY 10041
Birth year	1977
Position(s) held with Fund[1]	Controller
Term of office[1] and length of time served[2]	Since 2007
Principal occupation(s) during past five years	Vice President of Legg Mason (since 2008); Controller of certain mutual funds associated with Legg Mason (since 2007); formerly, Assistant Controller of certain mutual funds associated with Legg Mason (from 2005 to 2007); formerly, Accounting Manager of certain mutual funds associated with certain predecessor firms of Legg Mason (from 2003 to 2005)

Legg Mason Partners Capital and Income Fund	83

Additional information (unaudited) continued

Information about Trustees and Officers

STEVEN FRANK Legg Mason 55 Water Street, New York, NY 10041
Birth year	1967
Position(s) held with Fund[1]	Controller
Term of office[1] and length of time served[2]	Since 2005
Principal occupation(s) during past five years	Vice President of Legg Mason (since 2002); Controller of certain mutual funds associated with Legg Mason or its predecessors (since 2005); formerly, Assistant Controller of certain mutual funds associated with Legg Mason predecessors (from 2001 to 2005)

[1]	Each Trustee and Officer serves until his or her successor has been duly elected and qualified or until his or her earlier death, resignation, retirement or removal.

[2]	Indicates the earliest year in which the Trustee or Officer became a Board Member or Officer, as applicable for a fund in the Legg Mason Partners funds complex.

[3]	Mr. Gerken is an “interested person” of the Trust as defined in the 1940 Act because Mr. Gerken is an officer of LMPFA and certain of its affiliates.

84	Legg Mason Partners Capital and Income Fund

Important tax information (unaudited)

The following information is provided with respect to the distributions paid during the taxable year ended December 31, 2008:

Record Date:	1/30/2008	2/28/2008	3/28/2008	4/29/2008	5/29/2008	6/27/2008
Payable Date:	1/31/2008	2/29/2008	3/31/2008	4/30/2008	5/30/2008	6/30/2008
Ordinary Income:
Qualified Dividend Income for Individuals	11.68%	11.68%	11.68%	11.68%	—	—
Dividends Qualifying for the Dividends Received Deduction for Corporations	10.37%	10.37%	10.37%	10.37%	—	—
Interest from Federal Obligations	2.05%	2.05%	2.05%	2.05%
Long-Term Capital Gain Dividend	—	—	—	—	$0.044000	0.053694

Record Date:	7/30/2008	8/28/2008	9/29/2008	10/30/2008	11/26/2008	12/26/2008
Payable Date:	7/31/2008	8/29/2008	9/30/2008	10/31/2008	11/28/2008	12/29/2008
Ordinary Income:
Qualified Dividend Income for Individuals	11.68%	11.68%	11.68%	25.20%	57.19%	57.19%
Dividends Qualifying for the Dividends Received Deduction for Corporations	10.37%	10.37%	10.37%	22.59%	51.49%	51.49%
Interest from Federal Obligations	2.05%	2.05%	2.05%	2.05%	2.05%	2.05%
Long-Term Capital Gain Dividend	—	—	—	—	—	—

Please retain this information for your records.

Legg Mason Partners Capital and Income Fund	85

Legg Mason Partners Capital and Income Fund

Trustees

Paul R. Ades

Andrew L. Breech

Dwight B. Crane

Robert M. Frayn, Jr.

R. Jay Gerken, CFA
Chairman

Frank G. Hubbard

Howard J. Johnson

David E. Maryatt

Jerome H. Miller

Ken Miller

John J. Murphy

Thomas F. Schlafly

Jerry A. Viscione

Investment manager

Legg Mason Partners Fund
Advisor, LLC

Subadvisers

ClearBridge Advisors, LLC

Western Asset Management Company

Western Asset Management Company Limited

Distributor

Legg Mason Investor Services, LLC

Custodian

State Street Bank and Trust Company

Transfer agent

PNC Global Investment Servicing

4400 Computer Drive

Westborough, Massachusetts 01581

Independent registered public accounting firm

KPMG LLP

345 Park Avenue

New York, New York 10154

Legg Mason Partners Capital and Income Fund

The Fund is a separate investment series of Legg Mason Partners Equity Trust, a Maryland business trust.

LEGG MASON PARTNERS CAPITAL AND INCOME FUND

Legg Mason Partners Funds

55 Water Street

New York, New York 10041

The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (“SEC”) for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s website at www.sec.gov. The Fund’s Forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C., and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. To obtain information on Form N-Q from the Fund, shareholders can call Legg Mason Partners Shareholder Services at 1-800-451-2010.

Information on how the Fund voted proxies relating to portfolio securities during the prior 12-month period ended June 30th of each year and a description of the policies and procedures that the Fund uses to determine how to vote proxies related to portfolio transactions are available (1) without charge, upon request, by calling 1-800-451-2010, (2) on the Fund’s website at www.leggmason.com/individualinvestors and (3) on the SEC’s website at www.sec.gov.

This report is submitted for the general information of the shareholders of Legg Mason Partners Capital and Income Fund. This report is not authorized for distribution to prospective investors in the Fund unless preceded or accompanied by a current prospectus.

Investors should consider the Fund’s investment objectives, risks, charges and expenses carefully before investing. The prospectus contains this and other important information about the Fund. Please read the prospectus carefully before investing.

www.leggmason.com/individualinvestors

© 2009 Legg Mason Investor Services, LLC

Member FINRA, SIPC

BUILT TO WINSM

At Legg Mason, we’ve assembled a collection of experienced investment management firms and empowered each of them with the tools, the resources and, most importantly, the independence to pursue the strategies they know best.

•	Each was purposefully chosen for their commitment to investment excellence.

•	Each is focused on specific investment styles and asset classes.

•	Each exhibits thought leadership in their chosen area of focus.

Together, we’ve built a powerful portfolio of solutions for financial advisors and their clients. And it has made us a world leader in money management.*

*	Ranked ninth-largest money manager in the world according to Pensions & Investments, May 26, 2008 based on 12/31/07 worldwide assets under management.

www.leggmason.com/individualinvestors

©2009 Legg Mason Investor Services, LLC Member FINRA, SIPC

FD0420 2/09 SR09-764

NOT PART OF THE ANNUAL REPORT